                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              SMART & FINAL INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                        [LOGO OF SMART & FINAL(R) INC.]

                              SMART & FINAL INC.
                               600 Citadel Drive
                      City of Commerce, California 90040

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 11, 1999

TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of Smart & Final Inc. (the "Company") will be held at the Company's corporate headquarters, 600 Citadel Drive, City of Commerce, California 90040, on Tuesday, May 11, 1999, at 10:00 a.m., local time, for the following purposes:

    1. To elect three directors of the Company to serve until the 2002 annual meeting and their successors have been elected and qualified;

    2. To approve an amendment to the Company's Long-Term Equity Compensation Plan to increase by 1,200,000 the number of shares of the Company's common stock for which awards may be granted from 1,270,000 shares to 2,470,000 shares;

    3. To approve two amendments to the Company's Non-Employee Director Stock Plan to (i) increase by 100,000 the number of shares of the Company's common stock which may be granted from 25,000 shares to 125,000 shares; and
  (ii) change the amount of annual compensation payable in the form of the Company's common stock to non-employee directors from $10,000 to $15,000;

    4. To ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors for the Company for the fiscal year ending January 2, 2000; and

    5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has determined that only holders of the Company's Common Stock of record at the close of business on March 31, 1999, will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof.

  WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE ANNUAL MEETING.

                                          DONALD G. ALVARADO
                                          Secretary

City of Commerce, California
April 9, 1999

                              SMART & FINAL INC.

                               600 Citadel Drive
                      City of Commerce, California 90040

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                    GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smart & Final Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Company's corporate headquarters, 600 Citadel Drive, City of Commerce, California 90040, on Tuesday, May 11, 1999, at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice. The approximate date of mailing of this Proxy Statement and the accompanying proxy is April 9, 1999.

Proxy Information

  A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Subject to such revocation, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted (i) to elect the nominees for director named in this Proxy Statement, (ii) to approve an amendment to the Company's Long-Term Equity Compensation Plan as proposed in this Proxy Statement, (iii) to approve amendments to the Company's Non-Employee Director Stock Plan as proposed in this Proxy Statement, and (iv) to ratify the selection of auditors. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the election of directors and certain other matters when they have not received instructions from beneficial owners, but lack such authority on other matters. For the proposals presented below, such brokers have authority to vote on the election of directors and ratification of the selection of auditors.

Record Date and Voting

  As of March 31, 1999, the record date fixed by the Board of Directors, the outstanding voting securities of the Company consisted of 22,531,179 shares of Common Stock, par value $.01 per share. Each stockholder of record at the close of business on March 31, 1999 is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. A majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

  In the election of directors described below, votes may be cast in favor or withheld. The three director nominees who receive the greatest number of votes cast in the election will be elected. Shares marked withheld or otherwise not voted in the election have no impact on the election. On other matters for which abstentions may be marked, abstention votes (but not broker non-votes) are counted in determining the total number of votes cast and thus have the effect of a vote against the proposal.

                             ELECTION OF DIRECTORS

Nominees

  Three directors of the Company's Board of Directors are to be elected at the Annual Meeting to hold office until the year 2002 annual meeting and until their successors are elected and qualified. The Board of Directors is currently divided into three classes serving staggered terms normally of three years each. The term of office of one class of directors expires each year, and at each annual meeting the successors to the directors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and qualified. Two directors whose terms expire this year, Timm F. Crull and Ross E. Roeder, have been nominated for re-election to a term expiring in 2002. A proposed new director, Joel-Andre Ornstein, has been nominated for a term commencing on May 11, 1999 and expiring in 2002. In the election of directors, unless properly instructed otherwise, the proxy holders intend to vote for the election of the nominees named below. It is not anticipated that any of the nominees will decline or be unable to serve as a director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors.

  Robert J. Emmons (whose term would have expired in 2000) retired from the Company as Chairman of the Board of Directors and Chief Executive Officer of the Company in January, 1999. Jean-Louis Bourgier (whose term expires in 1999) has notified the Company that he will not run for reelection.

  For purposes of reference below, Casino Guichard-Perrachon, S.A. ("Casino France"), a publicly traded French joint stock limited liability company, is the principal shareholder of Casino USA, Inc. ("Casino USA"). Casino USA acquired the Company's then parent company in 1984 and is currently the record holder of approximately 55% of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." Casino France and its subsidiaries (collectively "Groupe Casino") are currently engaged in retail grocery, restaurant, food production and other businesses in parts of Europe, South America and Asia and, through the Company, the United States (see "Security Ownership of Certain Beneficial Owners and Management" below).

  The following table sets forth certain information concerning each person nominated for election as a director of the Company:

                                                           Director  Year Term
   Name                                                Age  Since   Would Expire
   ----                                                --- -------- ------------
   Timm F. Crull......................................  68   1994       2002
   Ross E. Roeder.....................................  61   1984       2002
   Joel-Andre Ornstein................................  44    n/a       2002

  Timm F. Crull. Mr. Crull has been a director of the Company since December 1994, currently serves on the Audit Committee, and is Chairman of the Compensation Committee. Mr. Crull was Chairman of the Board and Chief Executive Officer of Nestle USA, Inc. (food and related products) from 1991 until his retirement in 1994. He held the position of Chairman of the Board and President of Carnation Company (food and related products) from 1985 to the beginning of 1990. Mr. Crull has been a director of BankAmerica Corporation (banking) since 1984, a director of Hallmark Cards, Inc. (greeting cards) since 1984 and a director of Beringer Wine World (winemaking) since 1996. He has also been a member of the Executive Personnel and Compensation and Executive Committees of BankAmerica Corporation, a member of the Compensation and Audit Committees of Hallmark Cards, Inc. and a member of the Compensation Committee of Beringer Wine World.

  Ross E. Roeder. Mr. Roeder has been a director of the Company since 1984, and succeeded Robert J. Emmons as Chairman and Chief Executive Officer effective January 4, 1999. Until his appointment as Chairman and CEO he also served as Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Roeder became a member of the Governance Committee in early 1999 and is a member of the Board of Directors of the Company's foodservice subsidiaries, Smart & Final Foodservice Distributors (formerly operating under the name Port Stockton Food Distributors, Inc.) and Henry Lee Company. Mr. Roeder was Chairman of Morgan-Kaufman Publishers, Inc. (publishers of computer science text and reference books), where he was a director from 1986 to 1998. Mr. Roeder also serves on the Board of Directors of Chico's FAS, Inc. (retail women's stores) since 1997 and Gulf West Bank in St. Petersburg, Florida since 1995. From 1986 until February 1993, Mr. Roeder was President and Chief Executive Officer of Federal Construction Company (building and civil engineering). Prior to 1986, he was President, Chief Executive Officer and Chief Operating Officer of Fotomat Corp. (photographic supplies and equipment).

  Joel-Andre Ornstein. Mr. Ornstein is being nominated for the Board of Directors of the Company for the first time. Since 1989 Mr. Ornstein has been Senior Adviser to the Chairman and CEO of Euris, S.A. ("Euris") and is a director of Euris. Euris is a Paris-based investment holding company controlled by Mr. Jean-Charles Naouri, a French citizen whose principal business is making and managing investments and who owns a controlling interest in the parent company of Casino USA, Inc. the Company's majority shareholder. Mr. Ornstein is primarily responsible for Euris' international investments, particularly in the North American market. He is Chairman of Euristates, Inc., the U.S. based subsidiary of Euris. Mr. Ornstein also is a director of other subsidiaries and affiliates of Euris including Athlete's Foot Inc., and he sits on advisory committees of various investment funds including The Carlyle Group for which he headed a joint venture with Euris. Prior to joining Euris, Mr. Ornstein was an investment banker with First Boston (now called CSFB First Boston) and Dean Witter (now called Morgan Stanley Dean Witter) from 1978 to 1988, and served as Corporate Vice President of Sears World Trade Inc., a subsidiary of Sears, Roebuck & Co. from 1983 to 1985.

Directors Continuing in Office

  The following table sets forth certain information concerning the directors of the Company continuing in office:

                                                            Director  Year Term
   Name                                                 Age  Since   Will Expire
   ----                                                 --- -------- -----------
   Pierre B. Bouchut...................................  44   1994      2001
   Christian P. Couvreux...............................  47   1997      2000
   James S. Gold.......................................  47   1994      2000
   Antoine Guichard....................................  72   1986      2000
   David J. McLaughlin.................................  63   1990      2001
   Thomas G. Plaskett..................................  55   1994      2001
   Etienne Snollaerts..................................  42   1998      2001

  Pierre B. Bouchut. Mr. Bouchut has been a director of the Company since December 1994. Mr. Bouchut has been a member of the Board of Directors of Casino France since September 1996 and currently serves as General Manager. From 1990 to 1997 he was Director of Finance for Casino France. Mr. Bouchut was an associate at McKinsey & Company Inc. (management consulting) from 1988 to 1990.

  Christian P. Couvreux. Mr. Couvreux is Chief Executive Officer of Groupe Casino. Mr. Couvreux has been associated with Casino France since 1990 when Casino France purchased La Ruche Meridionale, a French international trading company of which Mr. Couvreux held several positions including Chief Executive Officer.

  James S. Gold. Mr. Gold has been a director of the Company since April 1994. Mr. Gold was a General Partner of Lazard Freres & Co. (investment banking) from 1985 until May 1995, when he became a Managing Director of Lazard Freres & Co., LLC. He has been associated with that firm since 1977. He is also a director of the Hain Food Group.

  Antoine Guichard. Mr. Guichard has been a director of the Company since 1986. Mr. Guichard is the Secretary and a director of Casino USA and has been Chairman of the Executive Committee of Casino France since 1994. Prior to the reorganization, he was a gerant (managing partner) of Casino France's predecessor since 1966.

  David J. McLaughlin. Mr. McLaughlin has been a director of the Company since 1990 and currently serves on the Audit and Compensation Committees. He has been President and Chief Executive Officer of Troy Biosciences Incorporated (biotechnology) since July 1996. He has been a director of Scientific Atlanta, Inc. (communications and instrumentation products) since 1987 and Troy Biosciences Incorporated since 1994.

  Thomas G. Plaskett. Mr. Plaskett has been a director of the Company since April 1994 and currently serves on the Audit Committee (as its Chair) and the Governance and Compensation Committees. Mr. Plaskett is President of Fox Run Capital Associates (private financial advisory and venture capital services), with whom he formerly served as Managing Director since November 1991. Mr. Plaskett was formerly the Chairman of the Board of Greyhound Lines, Inc. (transportation) from February 1995 to March 1999. From 1992 to 1996,
Mr. Plaskett was a director of Neostar Retail Group, Inc. (formerly, Babbage's, Inc.) (personal computer software), and served as Chairman of Neostar from September 1996 to December 1996. Neostar filed a petition for insolvency under Federal bankruptcy laws in September 1996. From 1988 to September 1991, he was Chairman and Chief Executive Officer of Pan Am Corporation (commercial airline). On January 8, 1991, Pan Am Corporation filed a petition for insolvency under Federal bankruptcy laws. Mr. Plaskett has been a director of Tandy Corporation (retail electronics) since 1986.

  Etienne Snollaerts. Mr. Snollaerts is a Director of Casino France responsible for purchasing and distribution. Since September 1998 Mr. Snollaerts has also served as Director of International Activities for Groupe Casino, responsible for development of new international business. He previously served with Casino France and its subsidiaries since 1985 as a Director in retail distribution, store operations and information systems. Prior to joining Casino France, he was a management consultant with Alexander Proudfoot Company.

Special Committees and Attendance at Meetings

  The Board of Directors has an Audit Committee which until January 1999 consisted of Messrs. Roeder (as Chairman), Crull, McLaughlin, and Plaskett. Mr. Plaskett was appointed Chairman of the Audit Committee to replace Mr. Roeder upon his appointment as Chief Executive Officer of the Company. The Audit Committee makes recommendations regarding the selection of independent public accountants, reviews reports from the independent public accountants and reviews with them the scope and results of the audit engagement. During fiscal 1998, there were three regular meetings and one telephonic meeting of the Audit Committee.

  The Board of Directors also has a Compensation Committee, which during fiscal 1998, consisted of Messrs. Crull (as Chairman), McLaughlin, Plaskett, and until his appointment as Chief Executive Officer, Mr. Roeder. The Compensation Committee (i) approves salary practices and base salary amounts for executive personnel; (ii) approves the structure of and determines awards under the Company's annual incentive bonus plan for executive officers; (iii) makes awards under the Company's stock plans; (iv) approves the strategy and structure of the Company's other employee plans and benefits; and (v) with input from the Governance Committee, makes recommendations to the Board of Directors with respect to base salary and incentive compensation of the Chief Executive Officer. During fiscal 1998, there were four regular meetings and five telephonic meetings of the Compensation Committee. Mr. Roeder has not participated in any discussions of the Compensation Committee concerning his compensation as Chief Executive Officer which commenced in 1999.

  The Board of Directors also has a Governance Committee, which until January 1999 consisted of Messrs. Emmons (as Chairman) and Messrs. Couvreux and Guichard. Mr. Roeder replaced Mr. Emmons as Chairman of the Governance Committee in January 1999 and Mr. Plaskett also was added to this committee in early 1999. The Governance Committee acts as a nominating committee, seeking out, evaluating and recommending to the Board qualified nominees for election as directors of the Company and considering other matters pertaining to the size and composition of the Board. The Governance Committee gives appropriate consideration to qualified individuals recommended by stockholders for nomination as directors of the Company, provided that such recommendations are accompanied by information sufficient to enable the Governance Committee to evaluate the qualifications of such individuals. The Governance Committee also coordinates the formal evaluation of the Chief Executive Officer's performance and gives input to the Compensation Committee with respect to the base salary and incentive compensation of the Chief Executive Officer. During fiscal 1998, the Governance Committee met two times.

  In November 1998 the Board of Directors appointed a special committee consisting of Messrs. Plaskett, Crull and McLaughlin to review a proposed rights offering which the Company announced in December 1998. For more information concerning the rights offering see "Compensation Committee Interlocks and Insider Participation the Rights Offering" below. The special committee met three times during fiscal 1998.

  During fiscal 1998, the Board of Directors held four regular meetings, one special meeting and two telephonic meetings. Each director with the exception of Messrs. Bourgier and Guichard attended at least 75% of the aggregate of the total meetings of the Board during his tenure as a Board member and of the total meetings of any committees on which he served.

Compensation of Directors

  During fiscal 1998, the Company's non-employee directors who served an entire fiscal year (Messrs. Bouchut, Bourgier, Couvreux, Crull, Gold, Guichard, McLaughlin, Plaskett, and Roeder) were paid an annual fee consisting of $20,000 in cash. The cash portion of each non-employee director's compensation is paid in advance at the beginning of each calendar quarter. One non-employee director who served a partial year, Mr. Snollaerts, was paid a prorated fee of $12,692.31. Each non-employee director who was in office on May 1, 1998 received a grant of 559 shares of the Company's common stock (valued at approximately $10,000 on the date of award) in accordance with the Company's Non-Employee Director Stock Plan. Each non-employee director also received $1,000 in cash for each Board meeting (including subsidiary Board meetings) and each committee meeting attended in person and $500 in cash for each such meeting attended by telephone. Expenses incurred in attending meetings in person are reimbursable by the Company. Directors who are employees of the Company or its subsidiaries (including during 1998 Mr. Emmons) are not compensated for service as members of the Board or any committee of the Board. In 1998, Mr. Roeder received consulting fees of $1,000 per day of service for his assistance with the Company's Florida operations. His total compensation including fees for attendance at Company and subsidiary board meetings and consulting fees totaled $143,500 for 1998. In early 1998 Mr. Roeder received a grant of 15,000 options under the Equity Compensation Plan in connection with his consulting services. This award is of nonqualified stock options, has an exercise price equal to the fair market value of the Common Stock at the date of grant, must be exercised within ten years after the date of grant and is subject to early termination in the event the option holder ceases to be a director, becomes permanently disabled or dies. One-third of this award becomes exercisable two years after the date of grant and each year thereafter, so that 100% would be exercisable four years after the date of grant.

  Under the Company's Stock Incentive Plan, as amended, any elected or appointed non-employee director serving prior to 1998 received an automatic grant of options to purchase 22,500 shares of the Company's Common Stock, as of the date of his initial appointment or election. Such options are nonqualified stock options, have exercise prices equal to the fair market value of the Common Stock at the date of grant, have to be exercised within ten years after the date of grant and are subject to early termination in the event the option holder ceases to be a director, becomes permanently disabled or dies. One-third of these options become exercisable two years after the date of grant and each year thereafter, so that 100% would be exercisable four years after the date of grant. All of the options representing shares reserved under the Stock Incentive Plan for grant to non-employee directors have been granted. Grants of options upon initial appointment of a director commencing in 1998 were made under the Company's Long-Term Equity Compensation Plan discussed below.

  The stockholders of the Company approved a Long Term Equity Compensation Plan ("Equity Compensation Plan") in May 1997. All directors are eligible to receive awards under this plan, which is administered by the Compensation Committee of the Company's Board of Directors. A 22,500 stock option award was granted to Mr. Snollaerts under this plan when he became a member of the Board of Directors in 1998. This award is of nonqualified stock options, has an exercise price equal to the fair market value of the Common Stock at the date of grant, must be exercised within ten years after the date of grant and is subject to early termination in the event the option holder ceases to be a director, becomes permanently disabled or dies. One-third of this award becomes exercisable two years after the date of grant and each year thereafter, so that 100% would be exercisable four years after the date of grant.

  Under the Company's Non-Employee Director Stock Plan, an award of shares is automatically made as of May 1 of each year to each non-employee director who is serving as such on the award date. For purposes of the Non-Employee Director Stock Plan, an eligible non-employee director is one who is a member of the Company's Board of Directors, who is not and has not been an employee of the Company or its direct or indirect subsidiaries and who is paid an annual cash retainer fee for his services as a director. For the 1999 grant, Messrs. Bouchut, Bourgier, Couvreux, Crull, Guichard, Gold, McLaughlin, Plaskett and Snollaerts would be considered eligible non-employee directors under the Non-Employee Director Stock Plan. Each share award comprises that number of shares equal to the quotient of $10,000 divided by the fair market value of a share on the award date as defined in the plan. Cash is paid in lieu of fractional shares. Any shares awarded must be held by such non-employee director for at least six months after the award date. For further information concerning the Non-Employee Director Stock Plan, see "Proposal to Amend the Non-Employee Director Stock Plan" below.

  The Company also has a Directors Deferred Compensation Plan (the "Directors Deferred Compensation Plan"), in which the Company's directors are eligible to defer pre-tax up to 100% of their director's cash fees (with a minimum annual deferral of $2,500). Participation is voluntary on an annual basis. Deferrals are credited to a special bookkeeping account in the participant's name, and earnings on deferrals are indexed to certain investment fund options. The Company pays all benefits and costs from its general assets and, while it has created a non-qualified grantor trust whose assets will be used to pay benefits and defray expenses, the assets of the trust will be subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy. In general, participants will receive benefits under the Directors Deferred Compensation Plan after retirement in one of four pre-elected payment options, one lump-sum payment or a stream of five, ten or 15 annual payments. Limited withdrawals prior to retirement are permitted in accordance with the terms of the Directors Deferred Compensation Plan. The Directors Deferred Compensation Plan also provides additional death benefits in the event of death prior to retirement. During 1998 three directors participated in this plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.

Executive Officers

  The following table sets forth as of April 9, 1999, the names, ages and titles of the executive officers of the Company, Smart & Final Stores, American Foodservice Distributors, Inc. ("American Foodservice Distributors"), Smart & Final Foodservice Distributors ("Smart & Final Foodservice") and Henry Lee Company ("Henry Lee"):

 Name                     Age                       Title
 ----                     ---                       -----
 Ross E. Roeder            61 Chairman of the Board of Directors and Chief
                               Executive Officer
 Martin A. Lynch           61 Executive Vice President and Chief Financial
                               Officer of the Company, Smart & Final Stores and
                               American Foodservice Distributors
 Dennis L. Chiavelli       53 Executive Vice President of the Company and
                               Executive Vice President, Operations of Smart &
                               Final Stores
 Donald G. Alvarado        44 Senior Vice President, Law/Development and
                               Secretary of the Company and Smart & Final
                               Stores and Vice President and Secretary,
                               American Foodservice Distributors
 William E. Macfarlane     46 Senior Vice President and Chief Information
                               Officer of the Company
 Abdul S. Mirza            50 Vice President, Accounting of Smart & Final
                               Stores
 Suzanne Mullins           46 Senior Vice President, Operations of Smart &
                               Final Stores and Vice President, American
                               Foodservice Distributors
 J. Edwin Furbee           44 President and Chief Executive Officer, Smart &
                               Final Foodservice
 Michael Primrose          48 President and Chief Executive Officer of Henry
                               Lee
 James E. Robinson         51 Senior Vice President, Human Resources of Smart &
                               Final Stores
 Timothy M. Snee           45 Vice President, Buying and Merchandising of Smart
                               & Final Stores

  Executive officers of the Company are appointed by the Board of Directors of the Company and serve at the Board's discretion.

  Donald G. Alvarado. Mr. Alvarado was named Senior Vice President, Law/Development of the Company and Smart & Final Stores in September 1996 and also serves as Secretary of the Company, American Foodservice Distributors and Smart & Final Stores. From 1991 until September 1996 he served as Vice President, General Counsel and Secretary of the Company. He joined the Company in 1987 as Assistant General Counsel and was appointed Secretary in 1989. He has been Secretary of Smart & Final Stores since 1990. He was also Assistant Secretary of Casino USA and Casino Realty from 1989 to January 1994.

  Dennis L. Chiavelli. Mr. Chiavelli was named Executive Vice President, Operations of the Company and Smart & Final Stores in September 1996. From September 1991 to September 1996 he served as Senior Vice President of Operations and Development of Smart & Final Stores. Earlier in 1991, he was Executive Vice President, Real Estate of Casino Realty, Inc. ("Casino Realty"), a wholly owned subsidiary of Casino USA. He was a Vice President and General Manager of Casino Realty and a Vice President of Casino USA from late 1987 to early 1991.

  J. Edwin Furbee. Mr. Furbee was appointed President and Chief Executive Offier of Smart & Final Foodservice, the Company's Stockton, California-based food distribution company, in December 1998. Prior to his appointment Mr. Furbee served as President of Alliant Foodservice's mid-Atlantic division (from 1996 to 1998), and Market President for Alliant's Rocky Mount, North Carolina market from 1992 to 1996.

  Martin A. Lynch. In February 1998, Mr. Lynch resigned from the Board of Directors of the Company on which he had served since February 1993. Mr. Lynch continues to serve as Executive Vice President and Chief Financial Officer of the Company, American Foodservice Distributors and Smart & Final Stores, positions he has held since joining them in 1989. From 1989 to January 1994, he was also Executive Vice President and Chief Financial Officer for Casino USA, Inc. ("Casino USA"), a principal stockholder of the Company. Prior to joining the Company, Mr. Lynch was Executive Vice President and Chief Financial Officer of San Francisco-based Duty Free Shoppers Group, Ltd. (retail) from 1984 to 1989. He served in a number of key positions with Los Angeles-based Tiger International (transportation and financial services) from 1970 to 1984 including the position of Senior Vice President, Chief Financial Officer from 1976 to 1984. Mr. Lynch's earlier experience includes merger and acquisition activities at Scot Lad Foods, Inc. (retail grocery) and service as audit manager for Price Waterhouse & Company (accounting) in Chicago.

  William E. Macfarlane. Mr. Macfarlane joined the Company in March 1999 as Senior Vice President and Chief Information Officer. From 1996 until he joined the Company, Mr. Macfarlane was a consultant with Senn Delaney, a specialized technology unit of Arthur Andersen LLP. Previously, from 1989 to 1996
Mr. Macfarlane served as Vice President, Information Services for Disney Stores, a unit of the Walt Disney Company.

  Abdul S. Mirza. Mr. Mirza has been Vice President, Accounting for Smart & Final Stores since joining Smart & Final Stores in June 1995. He previously held various positions at Ralphs Grocery Company including, from 1988 until June 1995, Director of Accounting.

  Suzanne Mullins. Ms. Mullins was appointed Senior Vice President, Store Operations of Smart & Final Stores in July 1997. She was previously Vice President, Buying for Smart & Final Stores from August 1994 until her promotion and Vice President, Operations of Smart & Final Stores from 1991 to 1994. Prior to that, Ms. Mullins held various store operations positions, including District Manager, since joining Smart & Final Stores in 1987. Ms. Mullins was appointed Vice President of American Foodservice Distributors in 1997.

  Michael Primrose. Mr. Primrose joined Henry Lee in February 1997 as Chief Operating Officer and Executive Vice President. He was promoted to President and Chief Executive Officer of that subsidiary in

September 1997. From 1985 until he joined Henry Lee, Mr. Primrose was with Alliant Foodservice (formerly Kraft Foodservice) in Indianapolis, Indiana, where he served as President from 1995 to February 1997, General Manager from July 1986 to 1995, and prior to that, Sales Manager.

  James E. Robinson. Mr. Robinson was named Senior Vice President, Human Resources for Smart & Final Stores in February 1998. He had served as Vice President, Human Resources for Smart & Final Stores since December 1994. He was previously a Senior Vice President of Human Resources of Zenith National Insurance Corporation from 1992 to 1994. Prior to that, he was a Senior Vice President of the Holden Group of Companies from 1986 to 1992.

  Ross E. Roeder. See "Election of Directors--Nominees".

  Timothy M. Snee. Mr. Snee was appointed Vice President, Buying and Merchandising for Smart & Final Stores in April 1998. Mr. Snee joined Smart & Final after 26 years with Ralphs Grocery Company where he served as a vice president in charge of various buying departments for 10 years.

Compensation Committee Report on Executive Compensation

  The Compensation Committee's basic philosophy (which is intended to apply to all Company management, including the Chief Executive Officer) is to provide competitive levels of compensation, designed to motivate, retain and attract management, with incentives linked to the Company's financial performance, enhanced stockholder value and personal performance. Executive compensation generally consists of the following main components: (i) a base salary, (ii) an annual incentive bonus and (iii) the opportunity to receive stock options, stock appreciation rights and other performance-based compensation under the Stock Incentive Plan and Equity Compensation Plan.

  Base Salaries. Base salaries for executive officers are reviewed annually and designed to be competitive with salaries paid at other companies of comparable size and complexity in the retail and wholesale food distribution business and in other comparable businesses (including, for example, certain non-food, multi-unit retail companies). The Compensation Committee uses these companies for comparative purposes because it believes that the Company competes with these companies in attracting and maintaining the Company's management. Information on these companies is collected by the Compensation Committee from published industry surveys. The Compensation Committee's policy is to adjust salaries in a way that recognizes executive performance and responsibilities, and enables the Company to attract and retain highly qualified executives. In fiscal 1998, executive base salaries (other than for the Chief Executive Officer) were increased an average of 2.9% (ranging from 0% to 21%), and, consistent with the Compensation Committee's policy objectives, were at median levels among the comparison companies.

  Chief Executive Officer Compensation. The Compensation and Governance Committees have established a formal process for evaluating the Chief Executive Officer's performance. This process is coordinated by the Governance Committee and has historically begun at the last scheduled Committee meeting of the fiscal year (typically held in late November or early December).

  Mr. Emmons reassumed the position of Chief Executive Officer of the Company in December 1997. In connection with that appointment, the Compensation Committee approved a base salary payable to Mr. Emmons for 1998 of $650,000, which was payable in addition to an annual consulting fee payable through 2004 under this prior employment agreement. Mr. Emmons was also eligible to receive for 1998 a bonus equal to 100% of his base salary if certain earnings per share goals in 1998 were met. The $650,000 salary for Mr. Emmons was based on the surveys described above and Mr. Emmons' past service to the Company. The earnings per share goals were not achieved, and no bonus was paid to Mr. Emmons for 1998.

  Annual Incentive Bonus Plan. The Compensation Committee believes that the annual incentive bonus plan is an integral part of the overall compensation package offered to the Company's executive officers. The

Compensation Committee specifically approves bonus amounts for executive officers, and the Compensation Committee, with input from the Governance Committee, determines the bonus amount for the Chief Executive Officer. Based on its review of the annual incentive bonus plan commenced in late 1993, the Compensation Committee narrowed the criteria used to determine corporate performance goals to a single factor--corporate earnings per share. As a result, the target bonus amount for executive officers was based almost entirely on the attainment of certain corporate earnings per share, with a small portion of the target bonus amount based on the attainment of approximately five to eight individual performance goals. Once goals were selected, competitive target bonuses were established based on the same comparative criteria used to establish base salary levels, with amounts varying by the level of responsibility. In fiscal 1998, target bonuses ranged from 30% of base salary for regional vice presidents to 60% of base salary for senior management (other than the Chief Executive Officer).

  Actual bonus amounts are determined after the fiscal year end. At that time, the Chief Executive Officer meets with the Compensation Committee to review the performance of the executive officers (other than himself) and presents his recommendations for their actual bonus amounts. The Compensation Committee awarded no bonuses in fiscal 1998 because the Company did not achieve its targeted financial goals for the year. Certain prorated target bonuses guaranteed pursuant to the Executive Severance Plan were paid to two former executive officers.

  Stock Incentive Plan. At the time of its initial public offering the Company established a Stock Incentive Plan, which currently authorizes the issuance of options covering up to 2,450,000 shares of the Company's Common Stock. The Stock Incentive Plan is intended to provide executive officers and key employees with the opportunity to acquire a proprietary interest in the Company and link their personal interest with the stockholders' interest in the Company's continuing success. Currently, there are 367 participants in the Stock Incentive Plan. The Compensation Committee has the discretion to determine the number of options granted to officers and key employees, and awards of options generally increase as a function of higher positions of responsibility in the Company. Awards are made at a level calculated to be at median levels when compared with other companies of comparable size and complexity in the retail and wholesale food distribution business and in other comparable businesses (including, for example, certain non-food, multi-unit retail companies). Options granted to employees under the Stock Incentive Plan are nonqualified stock options, may be exercised up to ten years after the date of the grant and are subject to early termination in the event the option holder ceases to be an employee, becomes permanently disabled or dies. No option can be granted at an option price of less than 85% of the fair market value of Common Stock at the time the option is granted. Options are exercisable as determined by the Compensation Committee at the date of grant and, absent such determination, one-third of the options become exercisable after two years and each year thereafter so that 100% are exercisable four years after the date of grant. For fiscal 1998, the Compensation Committee granted no options to the Chief Executive Officer or the other executive officers under the Stock Incentive Plan.

  Long-Term Equity Compensation Plan. As a result of the work performed by the Company's executive compensation consultant, Hewitt and Associates, the Compensation Committee approved and recommended to the Board of Directors in early 1997 a new Long-Term Equity Compensation Plan. The stockholders of the Company approved adoption of the Long-Term Equity Compensation Plan ("Equity Compensation Plan") at the annual meeting held May 9, 1997. Under guidelines set by the Compensation Committee, incentive-based compensation constitutes a greater portion of executives' potential long-term pay pursuant to awards granted. Primary objectives of the Equity Compensation Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants in the Equity Compensation Plan to those of the Company's stockholders. For fiscal 1998, the Compensation Committee granted a total of 200,000 options to Mr. Emmons, 15,000 to Mr. Roeder in his capacity as a non-employee director and 275,000 options to other executive officers under the Equity Compensation Plan (see "Executive Compensation--Long-Term Equity Compensation Plan" below). For further information concerning the Equity Compensaton Plan, see "Proposal to Amend the Equity Compensation Plan" below.

  Certain Other Benefits. The Company provides medical and pension benefits to the executive officers that are generally available to all full-time employees of the Company. The Company also provides certain perquisites to its executive officers, including, depending upon the executive officer, reimbursement of tax preparation and/or financial planning expenses, club dues and moving expenses, car allowances and executive medical coverage.

  Other Matters. The Compensation Committee has reviewed the Company's compensation plans with regard to the deductibility limitation contained in
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The Compensation Committee has decided at present not to alter the Company's compensation plans to comply with the deductibility requirements of Section 162(m). The Compensation Committee will continue to review the issue and monitor whether the Company's compensation plans should be amended in the future to meet the deductibility requirements. The Equity Compensation Plan provides that at all times when Internal Revenue Code Section 162(m) is applicable, all awards granted under the Equity Compensation Plan shall comply with the requirements of that Section, although the Compensation Committee may determine that such compliance is not desired with respect to any particular award.

       COMPENSATION COMMITTEE             GOVERNANCE COMMITTEE
       Timm F. Crull, Chairman            Ross E. Roeder, Chairman
       David J. McLaughlin                Christian P. Couvreux
       Thomas G. Plaskett                 Antoine Guichard

Performance Graph

  The graph below compares the cumulative total stockholder return on the Company's Common Stock since its initial public offering with the cumulative total return on the Dow Jones Equity Market Index and the Dow Jones Food Retailers and Wholesalers Index over the same period (assuming the investment of $100 and the reinvestment of all dividends).

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG SMART & FINAL, DOW JONES GLOBAL US EQUITY MARKET INDEX
                AND DOW JONES FOOD RETAILERS & WHOLESALERS INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                            DOW JONES       DOW JONES
                                            GLOBAL US       FOOD RETAILERS
Measurement Period           SMART &        EQUITY MARKET  & WHOLESALERS
(Fiscal Year Covered)        FINAL          INDEX           INDEX
-------------------          ----------     ---------       ----------
Measurement Pt-  12/31/93    $100           $100            $100
FYE   12/31/94               $105.6         $100.7          $100.9
FYE   12/31/95               $161.6         $138.7          $127.7
FYE   12/31/96               $165.3         $170.6          $157.6
FYE   12/31/97               $139.7         $228.6          $213.6
FYE   12/31/98               $ 75.9         $294.1          $328.9

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Relationship Between the Company and Casino USA.

  For purposes of reference below, Casino USA is a subsidiary of Casino Guichard-Perrachon, S.A. ("Casino France"), a business organization which is publicly-traded in France and is engaged in the retail grocery, restaurant, food production and other businesses in France and elsewhere in the world. Casino USA is ultimately controlled by Mr. Jean-Charles Naouri, a French citizen whose principal business is making and managing investments.

  Casino USA acquired the Company's then parent company in 1984 and currently owns approximately 55% of the outstanding shares of the Company's Common Stock. Since the Common Stock does not have cumulative voting rights, the holders of shares having more than 50% of the voting power may elect all of the directors of the Company, and the holders of the remaining shares would not be able to elect any directors.

  Casino France owns approximately 99% of the outstanding shares of Casino USA's capital stock There is no agreement between Casino USA and any other party that would prevent Casino USA from acquiring additional shares of Common Stock or disposing of shares of Common Stock owned by it.

  The Company's Board of Directors currently includes Messrs. Bouchut, Jean-Louis Bourgier (retiring from the Board as of the annual meeting date), Couvreux, Guichard, and Snollaerts who also serve as directors of Casino USA and/or who are affiliated with Casino France. Mr. Ornstein, who is nominated for election at the annual meeting, is also affiliated with Casino France.

  Prior to his retirement, Mr. Emmons served as a director and Chairman of the Board and Chief Executive Officer of the Company, and also served as a director and as Chairman, Chief Executive Officer and Chief Financial Officer of Casino USA. During fiscal 1998, Mr. Emmons devoted the substantial portion of his efforts to the Company's business. Mr. Emmons retired or resigned from all of his positions with the Company and Casino USA in January 1999.

  Decisions on compensation of the Company's executive officers are generally made by the Compensation Committee of the Board, and decisions on the compensation of the Company's Chief Executive Officer are generally made by the Compensation Committee and the Governance Committee. All such decisions relating to the compensation of executive officers are reviewed, and in fiscal 1998 were approved without change, by the full Board. In fiscal 1998, the Compensation Committee consisted of Messrs. Crull, McLaughlin, Plaskett, and until his appointment as Chief Executive Officer, Mr. Roeder. In fiscal 1998, the Governance Committee consisted of Messrs. Guichard and until his retirement, Mr. Emmons as Chairman. Mr. Emmons did not participate in any decisions that affected him. Except for Mr. Emmons (who in fiscal 1998 was Chairman of the Board and Chief Executive Officer of the Company) and for Mr. Roeder, who did not become an employee of the Company until January 4, 1999, no other member of the Compensation Committee or the Governance Committee is now or ever has been an employee of the Company or its subsidiaries.

Certain Transactions between the Company and Casino USA.

  The Company, Casino USA and a former subsidiary of Casino USA are parties to a 1991 intercompany agreement (the "Intercompany Agreement"). The Intercompany Agreement provides for the performance of various administrative services by the Company for Casino USA and by Casino USA for the Company. None of the parties are obligated to use such services. Intercompany services are provided at the cost of providing such services, including the estimated allocable costs of (i) management and other employees performing the services, (ii) computer time, (iii) allocable overhead and (iv) out-of-pocket expenses. Cost, for purposes of management and employees, is based on an estimated allocation of their time, based on a study of the actual time spent in past periods. Any fees for such services cannot exceed $100,000 in any three-month period without the written consent of the user of such services.

  Since 1986, the Company has performed a variety of services for Casino USA and its former subsidiary, including accounting, human resources and systems development work, the cost of which has been charged to the benefited affiliated company. These charges amounted to $285,000 for fiscal 1998. It is anticipated that the Company will continue to provide these administrative services to its affiliates at its cost and that the levels of future services will not vary significantly from prior levels. The Intercompany Agreement also provides that Casino USA and its subsidiary will not, and will cause its affiliates that it controls or any corporation of which either holds more than 5% of the capital stock not to, engage in the Company's business. The initial term of the Intercompany Agreement was two years, and has been renewed from time to time as provided therein.

  The Company and Casino USA are parties to a tax sharing arrangement covering income tax obligations in the State of California. Under this arrangement, the Company has made tax sharing payments to or received tax sharing benefits from Casino USA, based upon pre-tax income for financial reporting purposes adjusted for certain agreed upon items. The Company received tax sharing payments from Casino USA aggregating $705,000 in fiscal 1998.

  At a special meeting of stockholders of the Company held on March 19, 1997, the stockholders approved the acquisition by the Company (pursuant to an Agreement for Conveyance of Real Property, as amended) of 91 properties with a net book value of $71,440,000 from Casino USA and its former subsidiary Casino Realty, Inc. which were being operated as Smart & Final stores, office and warehouse facilities for a purchase price of approximately $76 million (the "Casino Transaction"). The purchase consideration for the Casino Transaction consisted of 1,625,000 shares of the Company's common stock valued at $23.375 per share and $38,000,000 in two five-year unsecured notes. As part of the Casino Transaction the Company agreed to assist in and assure Casino the sale of certain properties by December 31, 1998 that are not being operated as stores for aggregate sales proceeds of $5.7 million, with the first $500,000 of any excess proceeds being paid to the Company and any remaining proceeds split 2/3 to Casino and 1/3 to the Company. As of October 1998, the Company had sold 10 of the twelve such properties for $3.9 million. During 1998, the Company fulfilled its obligation to Casino USA and Casino Realty and purchased the remaining two properties. Casino also agreed to pay to the Company certain management and administrative fees in connection with the properties.

  In addition to charges for services, in prior years the Company has borrowed cash advances from Casino USA and a former subsidiary of Casino USA, and has made cash advances to those affiliates, at then-current short-term investment rates, was charged or credited. As of November 12, 1998, the Company owed Casino USA or affiliates of Casino USA total outstanding principal and unpaid interest of approximately $24.0 million for prior cash advances to the Company, and approximately $30.4 million under the unsecured notes issued in the Casino Transaction.

  Effective November 13, 1998, the Company consolidated and replaced these prior cash advances and unsecured notes with the Casino Loan, a single $55.4 million loan agreement with Casino USA. The principal of the Casino Loan also includes a structuring fee of 1.75% of the prior debt consolidated, or approximately $953,000. The Casino Loan matures on February 15, 2002, and bears interest at LIBOR plus 4.50%. Payments on the Casino Loan are due on the last day of each calendar quarter and commenced December 31, 1998. The Company may only prepay the Casino Loan with the express consent of Casino USA, provided that such prepayment is allowed under the Company's restructured credit facilities. Partial or full reduction of the Casino Loan effected by a conversion into an equity-oriented investment in the Company is also permissible with the prior consent of Casino USA, subject again to the provisions of the Company's credit facilities. The Casino Loan also contains financial covenants similar to those contained in the Company's restructured credit facilities.

The Rights Offering

  The Company has filed a registration statement for a fixed price rights offering to its stockholders. The Company intends to distribute to its stockholders subscription rights to purchase additional shares of common stock at a discount to the market price of the stock. It is proposed that each stockholder will receive one right for each share of common stock held. The total amount of the offering is expected to be $60 million.

  The Company expects to provide additional information regarding the discounted subscription price, the number of rights needed to purchase a share of stock, offering commencement and expiration dates, and other details in a future press release. The rights offering is expected to be completed in the second fiscal quarter of 1999. The offering of rights and underlying shares will be made only by means of a prospectus following effectiveness of the registration statement for the offering.

  A principal purpose of the proposed rights offering is to increase equity capital of the Company. The Company and its majority stockholder Casino USA have proposed that Casino USA will exercise all of Casino USA's subscription rights and will purchase any shares in the rights offering not subscribed for by other stockholders. Casino USA is expected to pay for shares it subscribes for by exchanging up to all of the $55.4 million principal of the Casino Loan for new shares based on the subscription price set in the offering. Any net cash proceeds from the offering will be used to prepay senior debt.

Certain Transactions Relating to Mr. Emmons.

  Mr. Emmons served as the Chairman and Chief Executive Officer of the Company from December 1997 through January 4, 1999, at which time he retired as an officer of the Company and resigned his position as a director. Mr. Emmons had served as Chairman of the Board of Directors of the Company since 1984 and also held the position of Chief Executive Officer from 1984 through 1993.

  The Company and Mr. Emmons are parties to an employment agreement, as amended (the "Emmons Employment Agreement") pursuant to which Mr. Emmons originally agreed to serve as the Chairman of the

Board and Chief Executive Officer of the Company through December 31, 1993. The Emmons Employment Agreement also provides, among other things, that Mr. Emmons will serve as a consultant to the Company for a period of ten years commencing on January 1, 1994 for an annual consulting fee of $400,000, as adjusted by the consumer price index as provided in such agreement. The consulting arrangement includes a covenant not to compete pursuant to which Mr. Emmons has agreed that during such ten-year period he will not engage actively in any business with or be employed by any person or business that competes in any material respect with the business of the Company. The consulting arrangement is not affected by Mr. Emmons' retirement as Chairman and Chief Executive Officer of the Company.

  Following Mr. Emmons' reassumption of the position of Chief Executive Officer, Mr. Emmons received a base salary of $650,000 in 1998. Although he was eligible in 1998 for a bonus of up to 100% of his base salary if certain earnings per share goals were met, he did not receive any bonus for 1998.

  Mr. Emmons also received under the Equity Compensation Plan in early 1998 a grant of 100,000 options which became exercisable in November 1998, and 100,000 options originally exercisable in November 1999 (which were later accelerated to vest in November 1998 in connection with Mr. Emmons' retirement).

  Mr. Emmons also served as Chairman of the Board and President and Chief Executive Officer of Casino USA pursuant to an employment agreement between Mr. Emmons and Casino. All compensation pursuant to such agreement is paid by Casino USA, and the Company does not reimburse Casino USA for such amounts. Mr. Emmons resigned from all officer and director positions with Casino USA in early 1999.

  Mr. Emmons, Casino USA, Casino France and the Company are parties to a Stock Purchase Agreement dated March 7, 1989, (the "Stock Purchase Agreement"), under which Mr. Emmons is obligated to purchase from the Company a total of 1,890,000 shares of Common Stock. Upon execution of the Stock Purchase Agreement, Mr. Emmons purchased 1,260,000 shares of Common Stock for approximately $5.44 million. Subsequently, Mr. Emmons, as an individual and as trustee for the Institute for Management and Marketing Studies Trust (the "IMMS Trust"), purchased an additional 262,500 shares for approximately $1.26 million. In December 1992, Mr. Emmons, as trustee under the Robert and Christine Emmons Family Trust, purchased an additional 154,500 shares for approximately $768,000. In December 1993, Mr. Emmons, as trustee under the Robert and Christine Emmons Family Trust, purchased an additional 70,000 shares for approximately $394,100. In July 1998 Mr. Emmons purchased 43,000 shares for approximately $382,700. Mr. Emmons is obligated to purchase an additional 100,000 shares under the Stock Purchase Agreement.

  In 1996, the Stock Purchase Agreement was amended to provide for a fixed price for the remaining shares of $8.90, which represented the book value of the Company's common stock at the end of fiscal 1996. Previously, the Stock Purchase Agreement provided that the purchase price would be calculated at the book value of the shares as of the end of the fiscal year immediately preceding the year of purchase, as determined by the Company's annual audited financial statements. The Stock Purchase Agreement also provides Casino USA with a right of first refusal to purchase any shares of Common Stock that Mr. Emmons may determine to sell. The Stock Purchase Agreement provides that in the event the Company proposes to register any of the shares of Common Stock or other securities under the Securities Act of 1933, it must include in such registration all of the shares that Mr. Emmons requests to be registered, pay the fees and expenses of any such offering (excluding underwriting discounts) and indemnify Mr. Emmons against certain liabilities that may arise in connection with any such offering. In 1998, the Stock Purchase Agreement was further amended to grant Mr. Emmons an option to sell to Casino France up to 1,000,000 shares of Company stock at a price equal to 99.7% of the average of the closing price of the stock on the New York Stock Exchange for the 22 trading days prior to exercise, upon certain terms and conditions including volume limitations. Upon Mr. Emmons' resignation as Chief Executive Officer, the Stock Purchase Agreement was further amended to render that option void and no longer exercisable.

  The Company, Casino USA and Mr. Emmons are also parties to a Registration Rights Agreement, as amended, pursuant to which the Company agreed that upon the request of Casino USA or Mr. Emmons, on up to three occasions for each of them, the Company will register under the Securities Act of 1933 and applicable state securities laws the sale of the Common Stock owned by Casino USA or Mr. Emmons. The Company's obligation is subject to certain limitations relating to a minimum amount of Common Stock required for registration, the timing and number of registrations and other similar matters. In addition, the Company is not obligated to register the Common Stock when, in the good faith judgment of its Board of Directors, such registration would materially adversely affect a pending or proposed public offering of the Company's securities or certain other transactions. The Company is also obligated to offer Casino USA and Mr. Emmons the right to include shares of Common Stock owned by them in certain registration statements filed by the Company. The Company also agreed to indemnify Mr. Emmons and Casino USA against certain liabilities under the Securities Act of 1933 in connection with any such offerings. The Company is obligated to pay all expenses incidental to such registrations, excluding underwriters' discounts and commissions allocable to the sale of Common Stock offered by Casino USA or Mr. Emmons.

  Mr. Emmons also owns Hunter Aviation Ltd. ("Hunter Aviation"), which has from time to time leased to the Company a twin engine airplane on a per trip basis. Hunter Aviation has also leased this airplane to unrelated third parties. In fiscal 1998, the Company paid Hunter Aviation approximately $54,543. The Company believes the terms of its lease arrangement with Hunter Aviation have been at least comparable to those available from unrelated third parties. The Company does not anticipate a further need for the services of Hunter Aviation.

Executive Compensation

  Summary Compensation Table. The following table sets forth information concerning cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the five other most highly compensated executive officers of the Company and its subsidiaries who earned over $100,000 in 1998.

                          SUMMARY COMPENSATION TABLE

                                                          Annual Compensation
                         --------------------------------------------------------------------------------------
                                                                             Long Term
                                                                        Compensation Awards
                                                                       ---------------------
                                                                       Restricted Securities
                                                                         Stock    Underlying
        Name and         Fiscal   Salary    Bonus      Other Annual      Awards    Options       All Other
   Principal Position     Year    ($)(1)    ($)(2)  Compensation($)(3)   ($)(4)      (#)     Compensation($)(5)
   ------------------    ------ ---------- -------- ------------------ ---------- ---------- ------------------
Robert J. Emmons........  1998  $1,229,913 $    -0-      $91,783        $    -0-   200,000        $21,127
 Former Chairman of the   1997  $  663,242 $    -0-      $   -0-        $    -0-       -0-        $22,743
 Board and Chief          1996  $  648,443 $    -0-      $   -0-        $    -0-       -0-        $19,898
 Executive Officer(6)

Roger M. Laverty, III...  1998  $  642,612 $    -0-      $   -0-        $    -0-       -0-        $18,117
 Former President(7)      1997  $  501,578 $    -0-      $71,281        $    -0-    52,857        $19,393
                          1996  $  425,795 $420,000      $   -0-        $    -0-       -0-        $18,498

Gerald L. Good..........  1998  $  300,000 $  3,945      $40,177        $    -0-    15,000        $ 6,804
 Former Executive Vice    1997  $  160,385 $    -0-      $   -0-        $230,000    50,000        $ 3,670
 President, Buying,       1996         N/A      N/A          N/A             N/A       N/A            N/A
 Marketing &
 Distribution(8)

Martin A. Lynch.........  1998  $  294,000 $    -0-      $   -0-        $    -0-    15,000        $ 9,504
 Executive Vice-          1997  $  304,087 $    -0-      $48,367        $160,406    25,000        $ 8,917
 President and Chief      1996  $  283,932 $125,000      $   -0-        $    -0-       -0-        $11,774
 Financial Officer

Dennis L. Chiavelli.....  1998  $  240,000 $    -0-      $   -0-        $    -0-    25,000        $11,797
 Executive Vice           1997  $  241,154 $    -0-      $49,769        $160,406    25,000        $11,786
 President, Operations    1996  $  211,096 $140,000      $   -0-        $    -0-       -0-        $13,768

Donald G. Alvarado......  1998  $  193,943 $    -0-      $   -0-        $    -0-    10,000        $14,502
 Senior Vice President,   1997  $  166,442 $    -0-      $51,163        $ 88,500    14,000        $13,013
 Law/Development          1996  $  149,423 $ 85,000      $   -0-        $    -0-       -0-        $13,034

--------
(1) Includes amounts deferred by the named officer under the Company's 401(k) Savings Plan (the "401(k) Savings Plan"), which was established in fiscal 1992 and under which all named officers are or were eligible to participate during fiscal 1998; and the Company's Supplemental Deferred Compensation Plan, which was established to first take effect for fiscal 1995. In the case of Mr. Emmons, the compensation reported for fiscal 1998, 1997, and 1996, includes salary payments made for two months of 1997 relating to his reassumption of the position of Chief Executive Officer, and consulting payments totaling approximately $472,000, $463,000, and $448,000, respectively, made under his Employment Agreement with the Company. In the case of Messrs. Laverty and Lynch, the compensation reported also includes any portion deferred under their Deferred Compensation Agreements with the Company.

(2) Includes bonus payments made in the year after the listed year for services performed in the listed year, and excludes bonus payments made in the listed year for services performed in the prior year.

(3) Includes perquisites and other personal benefits paid to each named executive officer (including, depending upon the executive officer, reimbursement of tax preparation and/or financial planning expenses, club dues and moving expenses, and car allowances). Such perquisites and other personal benefits when stated as zero were less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus." For 1998, $84,388 was paid to Mr. Emmons for tax preparation and tax reimbursement services provided over a two-year period, and $30,053 was paid to Mr. Good for relocation expenses. For 1997, financial planning expenses were paid as follows: $48,222 for Mr. Laverty, $37,967 for each of Messrs. Lynch and Chiavelli and $34,800 for Mr. Alvarado.

(4) The listed dollar value of restricted shares shown in the table is based on the closing price per share on the date of grant of $22.125, except that the price for Mr. Good's grant was $23.00 on his date of grant. In 1998 Mr. Laverty forfeited his restricted shares, and Mr. Good (who held 10,000 restricted shares with an aggregate 1998 fiscal year end value of $230,000) forfeited his restricted shares in early 1999. Messrs. Lynch and Chiavelli each held 7,250 restricted shares, each having an aggregate 1998 fiscal year end value of $160,406, and Mr. Alvarado held 4,000 restricted shares having an aggregate fiscal year end value of $88,500. The performance period for the restricted stock will end at the earlier of five (5) years from the date of the initial grant or when the Company's stock price appreciates 50% from the effective date of grant. If employment terminates due to normal retirement, the restricted stock will continue to vest. If employment is terminated due to voluntary resignation or involuntary termination, unvested awards will be terminated. If employment is terminated due to disability, death or early retirement, a prorated award based on service during the grant cycle will be made. Unvested restricted stock will immediately vest upon a change in control.

(5) The compensation reported represents amounts contributed by the Company under the 401(k) Savings Plan and the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named officer. Company contributions under the 401(k) Savings Plan during fiscal 1998 were as follows: $2,400 for Mr. Emmons, $2,400 for Mr. Laverty, $889 for Mr. Good, $0 for Mr. Lynch, $2,398 for Mr. Chiavelli, and $635 for Mr. Alvarado. Company contributions under the 401 (k) Savings Plan during fiscal 1997 were as follows: $1,875 for Mr. Emmons, $2,375 for Mr. Laverty, $0 for Mr. Good, $2,375 for Mr. Lynch, $2,375 for Mr. Chiavelli and $1,835 for Mr. Alvarado. Company contributions under the 401(k) Savings Plan during fiscal 1996 were as follows: $2,375 for Mr. Emmons, $2,375 for Mr. Laverty, $2,375 for Mr. Lynch, $2,375 for Mr. Chiavelli and $2,311 for Mr. Alvarado. Company payments of insurance premiums during fiscal 1998 were as follows: $18,727 for Mr. Emmons, $15,717 for Mr. Laverty, $5,915 for Mr. Good, $9,504 for Mr. Lynch, $9,399 for Mr. Chiavelli, and $13,867 for Mr. Alvarado. Company insurance premiums during fiscal 1997 were as follows: $20,868 for Mr. Emmons, $17,018 for Mr. Laverty $3,670 for Mr. Good, $6,542 for Mr. Lynch, $9,411 for Mr. Chiavelli and $11,178 for Mr. Alvarado. Company payments of insurance premiums during fiscal 1996 were as follows: $17,523 for Mr. Emmons, $16,123 for Mr. Laverty, $9,399 for Mr. Lynch, $11,393 for Mr. Chiavelli and $10,723 for Mr. Alvarado.

(6) Mr. Emmons retired and resigned from all positions at the Company effective January 4, 1999.

(7)  Mr. Laverty served as President until April 30, 1998.

(8) Mr. Good resigned from his employment at the Company in January 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     Individual Grants
                         -------------------------------------------------------------------------
                           Number of                                                    Grant Date
                          Securities     % of Total                                      Present
                          Underlying   Options Granted    Exercise                       Value of
                            Options     to Employees        Price         Expiration      Stock
          Name            Granted(1)   in Fiscal Year     Per Share          Date       Options(2)
          ----           ------------- --------------- --------------- ---------------- ----------
Robert J. Emmons........    200,000         24.7%          $17.625         2/17/08       $867,330
Roger M. Laverty, III...      -0-            N/A             N/A             N/A           N/A
Gerald L. Good..........    15,000          1.9%           $17.625         2/17/08       $86,639
Martin A. Lynch.........    15,000          1.9%           $17.625         2/17/08       $86,639
Dennis L. Chiavelli..... 15,000/10,000      3.1%       $17.625/$10.188 2/17/08, 9/10/08
Donald G. Alvarado......    10,000          1.2%           $17.625         2/17/08       $57,759

--------
(1) Options granted are nonqualified stock options granted under the Equity Compensation Plan, may be exercised up to ten years after the date of the grant and are subject to early termination in the event the option holder ceases to be an employee, becomes permanently disabled or dies. No option can be granted at an option price of less than the fair market value of Common Stock at the time the option is granted. One-third of the options become exercisable two years after the date of grant and each year thereafter so that 100% are exercisable four years after the date of grant. Unvested options will vest immediately upon a change in control. In the case of Mr. Emmons, the options were to become fully vested two years after the date of grant; however, all of these options are now vested due to passage of time and the terms governing his retirement from the Company.

(2) The Company used the Black-Scholes model of option valuation to determine the present values at the grant dates. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the named executive officers are based on the following assumptions: option term of 10 years, volatility of 32.29% (calculated daily over the one year period prior to grant date), dividends of $0.20 per share and interest rate of 4.74% (ten year Treasury note rate with a maturity date corresponding to the option term). The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

  The following table summarizes option exercises during fiscal 1998, and the number of all options and the value of all in-the-money options held at the end of fiscal 1998, by the executive officers named in the above Summary Compensation Table.

                                                       Number of Securities
                                                      Underlying Unexercised     Value of Unexercised
                                                     Options at End of Fiscal   In-The-Money Options at
                         Shares Acquired   Value             1998 (#)          End of Fiscal 1998($)(1)
Name                     on Exercise (#) Realized($) Exercisable/Unexercisable Exercisable/Unexercisable
----                     --------------- ----------  ------------------------- -------------------------
Robert J. Emmons........       -0-          -0-           200,000/-0-                    $0/$0
Roger M. Laverty, III...       -0-          -0-           232,500/-0-                    $0/$0
Gerald L. Good..........       -0-          -0-               -0-/65,000                 $0/$0
Martin A. Lynch.........       -0-          -0-           152,500/40,000                 $0/$0
Dennis L. Chiavelli.....       -0-          -0-            68,800/50,000                 $0/$0
Donald G. Alvarado......       -0-          -0-            30,000/24,000                 $0/$0

--------
(1) Based on the market value of underlying securities at fiscal year end, less the exercise price.

  Pension Plan and 401(k) Savings Plans. The following table sets forth estimated annual pension benefits under the Smart & Final Pension Plan (the "Pension Plan"), on a straight life annuity basis for representative years of service as defined in the Pension Plan. Such benefits are subject to reduction for certain prior company retirement benefit plans.

                              PENSION PLAN TABLE

                                         Estimated Annual Retirement Benefits at
                                                         Age 65
                                             For Indicated Years of Credited
      Remuneration on                                  Service(1)
      which Retirement       Limited     ---------------------------------------
     Benefits are Based      Earnings      15      20      25      30      35
     ------------------      --------    ------- ------- ------- ------- -------
$125,000.................... $125,000    $18,750 $25,000 $31,250 $37,500 $43,750
 150,000.................... $150,000    $22,500 $30,000 $37,500 $45,000 $52,500
 175,000.................... $160,000(2) $24,000 $32,000 $40,000 $48,000 $56,000
 200,000.................... $160,000    $24,000 $32,000 $40,000 $48,000 $56,000
 225,000.................... $160,000    $24,000 $32,000 $40,000 $48,000 $56,000
 250,000.................... $160,000    $24,000 $32,000 $40,000 $48,000 $56,000
 300,000.................... $160,000    $24,000 $32,000 $40,000 $48,000 $56,000
 350,000.................... $160,000    $24,000 $32,000 $40,000 $48,000 $56,000
 400,000.................... $160,000    $24,000 $32,000 $40,000 $48,000 $56,000
 450,000.................... $160,000    $24,000 $32,000 $40,000 $48,000 $56,000
 500,000.................... $160,000    $24,000 $32,000 $40,000 $48,000 $56,000

--------
(1) Amounts shown assume retirement at age 65 for employees hired on January 1, 1999. Estimated annual retirement benefits are based on the plan in effect on January 1, 1999 and assume that no other offsets or grandfathered benefits are applied.

(2) Effective in 1994, the compensation used to determine the retirement benefit could not exceed $150,000 for all years of service. This limit is adjusted annually for cost-of-living and is equal to $150,000 through 1996, and increased to $160,000 for 1997. For purposes of this table, it is assumed to remain at $160,000 for all future years.

  The Company maintains the Pension Plan for the benefit of all full-time employees of the Company (other than Smart & Final Foodservice, Henry Lee and certain Cash & Carry division employees who have their own employee benefit plans), who meet certain age and service requirements, to provide certain benefits in the event of normal, early or disability retirement, or death. The benefits are calculated on the basis of the participant's years of service (with years of service prior to January 1, 1992 being credited as though each year was 1.5 years) and the participant's average pay during his five highest paid consecutive years of service in the ten years prior to the date he ceases his employment, with the participant's minimum benefits being at least equal to his accrued benefit under the Company's prior pension plan. The compensation on which payments are based includes bonuses, overtime and other compensation but does not include amounts to be paid under the Pension Plan or any other employee benefit plan. A participant becomes 100% vested in his retirement benefit at the end of the fifth year of service. Under the Pension Plan, at the end of fiscal 1998, Messrs. Emmons, Laverty, Good, Lynch, Chiavelli, and Alvarado had credited approximately 15, 20, 2, 10, 13, and 11 actual years of service, respectively, and would have been entitled to minimum annual benefits of approximately $77,873, $53,738, $3,200, $19,372, $28,188, and $20,464, respectively.

  The Company also maintains a defined contribution plan (the "401(k) Savings Plan") which is intended to satisfy the tax qualification requirements of
Section 401(k) of the Internal Revenue Code. All employees of the Company (other than Smart & Final Foodservice and Henry Lee employees who have their own employee benefit plans) who meet certain age and service requirements are eligible to participate in the 401(k) Savings Plan, which permitted participants to contribute for fiscal 1998 up to 15% of their compensation or $10,000, whichever was lower. The Company automatically matches 25% of each dollar contributed up to 6% of each participant's compensation and may in its discretion match up to an additional 75% of each dollar contributed up to 6% of the participant's compensation if the Company exceeds certain financial and profitability goals. In fiscal 1998, the Company made no additional discretionary match. Participants' contributions to the 401(k) Savings Plan, which are deemed to be contributions of the Company for tax purposes, are deducted from the participants' compensation prior to the calculation of federal and state income taxes, thereby decreasing the amount of a participant's compensation subject to tax.

  Participants are entitled to direct their contributions to one or more of eight investment options. None of a participant's account balance in the 401(k) Savings Plan may be withdrawn prior to termination of employment or his attainment of age 70, whichever occurs earlier, except upon certain qualified financial hardships. Distribution of a participant's account balance will generally be made in a lump sum at the time of termination of employment. However, subject to certain conditions, a participant may elect to have distributions made in installments over a period of up to ten years and distributions in excess of $5,000 may be deferred. A participant's contributions to the 401(k) Savings Plan will vest immediately. The Company's contributions on behalf of such participant will vest at a rate of 25% per year beginning after the second year of service with 100% vested after five years.

  Henry Lee and Smart & Final Foodservice each maintain a defined contribution plan which is intended to satisfy the tax qualification requirements of
Section 401(k) of the Internal Revenue Code. The Henry Lee 401(k) Plan is similar to the 401(k) Savings Plan with respect to the tax advantages, eligibility requirements, loan features and hardship withdrawal provisions. The Henry Lee 401(k) Plan differs from the Company's plan in several respects. The differences include, among other things, that Henry Lee automatically matches 50% of each dollar contributed up to 6% of the participant's contribution, and employer contributions are immediately vested. Participants are entitled to direct their contributions to eight different investment options. The Smart & Final Foodservice Plan also calls for a 50% automatic match of each dollar contributed up to 6% of the participant's contribution. There is a five year vesting schedule at a rate of 20% per year commencing the first year of eligible employment. Participants are entitled to direct their contributions to five different investment options.

  Executive Severance Plan. In 1997 the Board of Directors approved implementation of an Executive Severance Plan ("Severance Plan") covering the executive officers of the Company. The Severance Plan provides for the payment of continued salary, a percentage of the target bonus, continuation of medical insurance benefits and certain other benefits in the event of an involuntary termination of a covered executive officer's employment including termination relating to a Change in Control. The Severance Plan provides for the payment of continued salary benefits for one month for every year of employment, or a minimum of twelve months, whichever is less. No benefits are payable if the officer is terminated by the Company for cause. In the event that a participant finds employment during the period in which benefits are payable, Severance Plan benefits are offset by the salary and other benefits received from the new employer. The Severance Plan also provides for payment of certain benefits in the event of a change in control of the Company. In the event of a termination due to retirement, disability or death, benefits are paid in accordance with the company's pension and/or disability plans. For purposes of the Executive Severance Plan "Change in Control" will be deemed to have occurred as of the first day any one or more of the following shall have been satisfied: (i) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. There are 15 executive officers currently eligible to participate in the Executive Severance Plan. The participants were informed by the Board of Directors in March, 1998 that the Severance Plan would not be renewed past its current expiration date of December 31, 2000.

  Supplemental Executive Retirement Plan. Beginning in 1998, the Company provided a Supplemental Executive Retirement Plan ("SERP") to certain of its key executives and other highly compensated employees which will provide a for a single life annuity to be payable monthly, commencing at age 65 or upon the participant's early retirement or disability as those terms are defined in the SERP plan document. A participant or his or her survivor may also be entitled to receive benefits under the SERP in the event of a change in control of the Company, or in the event the participant dies prior to the participant's retirement, disability or termination of employment. The amount of the annuity benefit is determined by multiplying the standard benefit percentage assigned to each participant according to his or her title and position by the average of the final five calendar years of a participant's compensation. Participants in the SERP are selected by the Plan Administrator appointed by the Board of Directors of the Company. The SERP is administered by a third party administrator. There are 19 participants in the SERP including certain of the executive officers currently serving who are listed above.

  Deferred Compensation Plan. The Company also has a Supplemental Deferred Compensation Plan (the "Deferred Compensation Plan"), in which certain Company management, with annual base compensation of at least $75,000 in 1998 (adjusted to $80,000 in 1999), are eligible to defer pre-tax up to 100% of their base compensation and bonus (with a minimum annual deferral of $2,500). Participation is voluntary on an annual basis. Deferrals are credited to a special bookkeeping account in the participant's name, and earnings on deferrals are indexed to certain investment fund options. The Company pays all benefits and costs from its general assets and, while it has created a non-qualified grantor trust whose assets will be used to pay benefits and defray expenses, the assets of the trust will be subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy. In general, participants will receive benefits under the Deferred Compensation Plan after retirement (with the minimum age for early retirement being 55 with ten years of service) in one of four pre-elected payment options, one lump-sum payment or a stream of five, ten or 15 annual payments. Limited withdrawals prior to retirement are permitted in accordance with the terms of the Deferred Compensation Plan. The Deferred Compensation Plan also provides additional death benefits in the event of death prior to retirement.

  Emmons Employment Agreements. See "Compensation Committee Interlocks and Insider Participation--Certain Transactions Relating to Mr. Emmons."

  Roeder Employment Agreement. The Board of Directors appointed Mr. Roeder Chairman of the Board and Chief Executive Officer effective January 4, 1999. Although Mr. Roeder did not serve as an executive officer during 1998 and is therefore not included in the "Summary Compensation Table" above, certain information concerning his employment agreement is provided below.

  In early 1999, the Company and Mr. Roeder entered into an employment agreement (the "Roeder Employment Agreement") pursuant to which Mr. Roeder has agreed to serve as Chairman and Chief Executive Officer of the Company through December 31, 2001. If, prior to December 31, 2001, either party elects not to extend the Roeder Employment through December 31, 2003, then, upon the effective date of expiration, the Company will continue to pay Mr. Roeder's base salary for a period of 24 months in accordance with its normal payroll practices and shall also pay to Mr. Roeder an amount equal to twice the average bonus paid to him for the three fiscal years ending with the date of expiration of the term and all benefits to which Mr. Roeder has a vested right, including retirement benefits and retiree medical insurance.

  Mr. Roeder's base salary shall be determined from time to time by the Board, but shall not be less than $600,000 per year. Once increased, the base salary shall not be decreased. The Roeder Employment Agreement provides that Mr. Roeder will have an opportunity to earn an annual cash bonus and that the minimum target annual bonus opportunity will be at least 100% of his annual base salary. Mr. Roeder will also have the opportunity to earn long-term incentive awards and participate in all Company qualified retirement plans, group term life insurance, comprehensive health and major medical insurance, short and long-term disability and all other benefits and perquisites to which other executives and employees of the Company are eligible to receive, including Supplemental Executive Retirement Plan ("SERP") benefits in an amount not less than $125,000 per year, automobile allowance, retiree medical coverage and financial planning services, as commensurate with Mr. Roeder's position. Mr. Roeder is entitled to certain tax "gross up" benefits relating to his bonus and restricted stock awards described below. Mr. Roeder is entitled to a minimum of five weeks paid vacation per year. The Company also will reimburse Mr. Roeder for relocation expenses from his primary residence in Florida.

  Mr. Roeder received a grant of 50,000 shares of restricted stock under the Equity Compensation Plan, which stock will vest in February 2000, or earlier if the Company achieves the target stock price as specified in the Equity Compensation Plan agreement. The Roeder Employment Agreement further provides for an additional award of restricted stock in February 2000 equal to an amount at least 1.5 times the number of shares of such restricted stock granted to any other executive officer of the Company. The Board of Directors has also approved a grant to Mr. Roeder of 200,000 options from the Equity Compensation Plan. The grant date for these options is the effective date of the proposed Rights Offering. These options will have a ten year term and shall vest as follows: 66,667 shares on the first anniversary of the commencement date of the Roeder Employment Agreement, 66,666 on the second anniversary thereof, and the remaining 66,666 on the third anniversary thereof. In the event of a Change in Control, termination of the Roeder Employment Agreement due to his death or disability, a termination by the Company without cause or a termination with good reason, all outstanding options shall immediately vest and remain exercisable for the two-year period following the date of termination but in no event beyond the expiration of the maximum ten year term. The Roeder Employment Agreement further provides that during its term Mr. Roeder will receive an annual grant of options in an amount at least equal to 1.5 times the number of options granted to any other executive officer of the Company.

  In the event the Roeder Employment Agreement is terminated due to Mr. Roeder's retirement, death or disability, or the Company terminates his employment without cause, or Mr. Roeder terminates the Roeder Employment Agreement with good reason, as defined below, Mr. Roeder is entitled to receive his base salary for the greater of (i) the number of months remaining in the employment term under the Roeder Employment Agreement, or
(ii) 12 months (the "Severance Period"). Mr. Roeder would also receive an amount equal to his annual bonus target for the last Company fiscal year completed prior to the date of termination divided by 12. In addition, Mr. Roeder would continue to receive payment for continuation of his and his spouse's medical insurance coverage through COBRA for a period equal to 18 months or until Mr. Roeder were to cease to be eligible for COBRA coverage or he becomes eligible to receive comparable coverage through another employer. Mr. Roeder would also receive additional service and compensation credit under the SERP until he reaches age 65, and continued payment of financial planning services through the Severance Period, plus all other amounts in which he is vested or otherwise entitled under the Company's retirement and employee benefit plans, including retiree medical insurance coverage as described above, at the time such amounts are normally payable. For purposes of the Roeder Employment Agreement, disability generally means Mr. Roeder's inability to perform his duties due to illness or mental infirmity for a period of more than 180 consecutive days. For purposes of the Roeder Employment Agreement, "good reason" is defined as a diminution in Mr. Roeder's title and authority, relocation of the Company's principal office without his consent, the failure of the Company to pay his salary or any other material breach by the Company, or the failure of Mr. Roeder to be elected to the Board of Directors or appointed as Chairman of the Board of Directors during the employment term.

  Upon the effective date of a termination due to a Change in Control, the Company shall continue to pay Mr. Roeder any (i) accrued obligations, (ii) a lump-sum payment equal to three times his base salary then in effect, (iii) a lump-sum cash payment equal to three times the greater of (x) the highest annual bonus paid in the prior three fiscal years, or (y) his annual bonus target for the fiscal year of termination. Mr. Roeder would also receive continuation of health and welfare benefits for three years (subject to termination if Mr. Roeder obtains employment that offers substantially similar benefits) as well as three additional years of service and compensation credit under the SERP. In the event any of the payments in connection with a Change in Control cause an excise tax to be imposed on Mr. Roeder under Section 4999 of the Code, the Company shall pay Mr. Roeder in cash an additional amount such that the net amount retained by Mr. Roeder after deduction for any excise tax and any income tax and excise tax upon tax payments made by the Company, shall be equal to the amount Mr. Roeder would have retained had no such excise tax been imposed. For purposes of the Roeder Employment Agreement, the term "Change in Control" has the same definition as in the Company's Executive Severance Plan.

  The Roeder Employment Agreement also contains Mr. Roeder's covenant not to compete with the Company during the term and for the longer of twelve months following the expiration of the Roeder Employment Agreement or any period during which the amounts are paid under the Roeder Employment Agreement, and a covenant, for a period of 12 months following the expiration of the Roeder Employment Agreement, not to attempt to induce other employees of the Company to terminate employment with the Company or to interfere in a similar manner with the business of the Company.

  Lynch Employment Agreement. The Company and Mr. Lynch are parties to an employment agreement (the "1997 Lynch Agreement") pursuant to which Mr. Lynch has agreed to serve as Executive Vice President and Chief Financial Officer of the Company through March 31, 2000. The term of the 1997 Lynch Agreement will be extended for one additional year at the end of each year unless either Mr. Lynch or the Company elects not to extend the term by notice given at least 90 days prior to the end of any calendar year. If either party elects not to extend the 1997 Lynch Agreement in accordance with the foregoing, then, upon the then-current effective date of expiration, the Company will continue to pay Mr. Lynch's base salary for a period of 24 months and shall also pay to Mr. Lynch an amount equal to twice the average bonus paid to him for the three fiscal years ending with the date of expiration of the term and all benefits to which Mr. Lynch has a vested right.

  Mr. Lynch's base salary shall be determined from time to time by the Board, but shall not be less than $280,000 per year. Once increased, the base salary shall not be decreased. Mr. Lynch has the opportunity to earn an annual cash bonus with a minimum target annual bonus of at least 60% of his annual base salary. Mr. Lynch also has the opportunity to earn long-term incentive awards and participate in all Company qualified retirement plans, group term life insurance, comprehensive health and major medical insurance, short and long-term disability and all other benefits and perquisites to which other executives and employees of the Company are eligible to receive. The Company will provide Mr. Lynch and his surviving spouse full retiree medical insurance for the remainder of their respective lives in the event of Mr. Lynch's termination of employment due to death, retirement, disability, involuntary termination without cause, termination by the executive for good reason or in the event that the 1997 Lynch Agreement is not renewed by the Company. Mr. Lynch is entitled to a minimum of five weeks paid vacation per year.

  In the event the 1997 Lynch Agreement is terminated due to Mr. Lynch's retirement, death or disability, Mr. Lynch is entitled to receive his base salary through the date of termination plus all other amounts in which he is vested or otherwise entitled under the Company's retirement and employee benefit plans, including retiree medical insurance coverage as described above. "Disability" under the 1997 Lynch Agreement is described as inability to perform duties due to illness or mental infirmity for a period of more than 90 days in the aggregate during any 12 consecutive month period. In the event the 1997 Lynch Agreement is terminated by Mr. Lynch, the Company shall pay to Mr. Lynch his full base salary through the effective date of termination and a prorata bonus payment based upon the level of achievement of preestablished performance goals through the effective date of termination plus all other benefits to which he has a vested right at that time.

  At all times prior to six months before the effective date of a Change in Control (as defined in the 1997 Lynch Agreement) or at any time more than two years after a Change in Control, the Company may terminate the 1997 Lynch Agreement at any time for reasons other than death, disability, retirement or for cause. Upon the effective date of such a termination, the Company shall continue to pay Mr. Lynch in equal monthly installments the greater of (i) his base salary then in effect and bonus, equal to the average bonuses paid in the prior three years plus an additional sum not to exceed $150,000 depending on the date of such termination, for the remaining term of the 1997 Lynch Agreement, together with any continuation of health and welfare benefits for the remaining term, or (ii) two full years' base salary and bonus, equal to the average of bonuses paid in the prior three years, plus a two-year continuation of health and welfare benefits, and, in all cases, all other benefits to which Mr. Lynch has a vested right at the time of termination.

  If the Company terminates the 1997 Lynch Agreement for cause, the Company shall pay Mr. Lynch his base salary through the effective date of termination. All other rights and benefits other than vested benefits to which Mr. Lynch would otherwise have been entitled under the 1997 Lynch Agreement shall be forfeited. If Mr. Lynch terminates the 1997 Lynch Agreement at any time prior to six calendar months prior to a Change in Control, Mr. Lynch shall be entitled to receive the same payments and benefits as if he had been involuntarily terminated by the Company without cause as discussed above. If Mr. Lynch terminates the 1997 Lynch Agreement for good reason within a period commencing six months before a Change in Control and ending 24 months after a Change in Control or the Company terminates Mr. Lynch's employment within such period for a reason other than cause, death, disability or retirement, Mr. Lynch shall be entitled to the payments and benefits described below. For purposes of the 1997 Lynch Agreement, the term "Change in Control" means, generally, either (i) a change in the beneficial ownership of 35% or more of the Company's voting power, (ii) during any two consecutive year period there is a change in those persons constituting a majority of the Board at the beginning of such period, or (iii) a plan of complete liquidation, an agreement for the sale of substantially all the Company's assets or a merger, consolidation or reorganization of the Company involving another corporation (other than a merger, consolidation or reorganization where current stockholders obtain at least 65% of the voting power of the Company (or surviving entity)). In the event of a termination in connection with a Change in Control during the period described above, the Company shall provide to Mr. Lynch the following: (i) an amount equal to three times Mr. Lynch's highest base salary, (ii) an amount equal to three times his average annual bonus earned over the three fiscal years prior to the change in control (whether or not deferred) plus an additional amount not to exceed $150,000 depending on the date of such termination, (iii) an amount equal to Mr. Lynch's unpaid base salary and accrued vacation pay, (iv) an amount equal to Mr. Lynch's unpaid targeted annual bonus, established for the plan year in which the effective date of his termination occurs, adjusted for the Company's performance through the date of termination, prorated, (v) the continuation of the welfare benefits in effect for three full years after the effective date of termination, (vi) a lump-sum cash payment of the actuarial present value equivalent of the aggregate benefits accrued by Mr. Lynch under the terms of any and all supplemental retirement plans in which he participates, (vii) a lump-sum cash payment of the entire balance of Mr. Lynch's deferred amount under the Company's non-qualified deferred compensation plans, with interest, and (viii) a lump-sum cash payment of all amounts owed to Mr. Lynch under the deferred compensation plans, with upward adjustments for deemed future service. In the event any of the payments in connection with a Change in Control cause an excise tax to be imposed on Mr. Lynch under Section 4999 of the Code, the Company shall pay Mr. Lynch in cash an additional amount such that the net amount retained by Mr. Lynch after deduction for any excise tax and any income tax and excise tax upon tax payments made by the Company, shall be equal to the amount Mr. Lynch would have retained had no such excise tax been imposed.

  The 1997 Lynch Agreement also contains Mr. Lynch's covenant not to compete with the Company during the term and for the longer of twelve months following the expiration of the 1997 Lynch Agreement or any period during which the amounts are paid under the 1997 Lynch Agreement, and a covenant, for a period of 24 months following the expiration of the 1997 Lynch Agreement, not to attempt to induce other employees of the Company to terminate employment with the Company or to interfere in a similar manner with the business of the Company. The Company and Mr. Lynch are also parties to a deferred compensation agreement, effective as of January 1, 1994, whereby the Company agrees, among other things, during the term of Mr. Lynch's employment, to defer an annual amount equal to 5% of the annual compensation paid or payable to him by the Company (subject to adjustment in the event of increases in the Consumer Price Index) and to pay a final additional contribution (as described in such agreement). Payment of amounts due under the deferred compensation agreement are subject to forfeiture in the event that Mr. Lynch's employment is terminated by the Company for cause.

  Hawkins Employment Agreement. Philip E. Hawkins joined the Company in September 1998 as President and Chief Operating Officer of Smart & Final Stores. Mr. Hawkins' employment with the Company ended in February 1999 following an announcement that the Company had eliminated the position he held. The Company paid cash compensation to Mr. Hawkins in fiscal 1998 of $136,120 under an employment agreement (the "Hawkins Employment Agreement") dated as of September 1, 1998 pursuant to which Mr. Hawkins was to serve in his named position through September 2000. The Hawkins Employment Agreement provides for an annual base salary of at least $400,000, the inclusion of Mr. Hawkins in all retirement and employee benefit plans and programs of the Company (with the exception of the Supplemental Executive Retirement Plan and the Executive Severance Plan), the use of an automobile and certain other perquisites and fringe benefits. The Company continues to make payments to Mr. Hawkins pursuant to the Hawkins Employment Agreement.

  Laverty Separation Agreement. In February 1998, the Company entered into a Separation Agreement and Mutual General Release ("Separation Agreement") with its former Chairman and Chief Executive Officer, Roger M. Laverty, III. Mr. Laverty's employment with the Company ended on April 30, 1998. The Separation Agreement provides for cash payments to Mr. Laverty and continuation of certain Company benefits for a period of 36 consecutive months commencing May 1, 1998. During those 36 months Mr. Laverty shall be entitled to continuation of all health and life insurance coverage, eligibility to make contributions to the 401(k) plan and Deferred Compensation Plan, automobile allowance, and accrual of years of service for purposes of computing his benefits under the Supplemental Executive Retirement Plan. In the event of a change in control during the 36-month period as defined in the Separation Agreement, Mr. Laverty would be entitled to immediate payment of all remaining installments. For fiscal 1998, payments to Mr. Laverty under the Separation Agreement totaled approximately $491,000.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock timely file initial reports of ownership of the Company's Common Stock and other equity securities and reports of changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company has instituted procedures to receive and review such insider reports. After a review of such insider reports, the Company believes that all required reports have been timely filed with the exception of two reports which the Company filed inadvertently late involving one transaction each by Messrs. Robinson and Snee, and one report for each of the following file late due to an inadvertent error in recording of a grant date: Messrs. Alvarado, Chiavelli, Emmons, Good, Lynch, Mirza, Mullins and Robinson.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth information regarding the ownership of the Company's Common Stock as of March 31, 1999 by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer and former executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company and its subsidiaries as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                           Number of
                                                             Shares
                                                          Beneficially Percent
                            Name                             Owned     of Class
                            ----                          ------------ --------
   Casino USA, Inc.(1)...................................  12,415,925    55.1%
   Baron Capital Group, Inc.(2)..........................   5,260,020    23.3%
   Robert J. Emmons(3)...................................     977,500     4.3%
   Roger M. Laverty, III(4)..............................     297,420     1.3%
   Martin A. Lynch.......................................     197,492       *
   Dennis L. Chiavelli...................................     117,752       *
   Ross E. Roeder........................................      34,014       *
   David J. McLaughlin(6)................................      31,414       *
   James S. Gold(5)......................................      27,014       *
   Timm F. Crull(5)(7)...................................      26,014       *
   Thomas G. Plaskett(5).................................      25,014       *
   Pierre B. Bouchut(5)..................................      24,014       *
   Christian P. Couvreux(5)..............................       9,059       *
   Antoine Guichard......................................       1,514       *
   Jean-Louis Bourgier...................................         559       *
   All directors and executive officers as a group (19
    persons).............................................     652,351    28.9%

--------
 *Less than 1%.
(1) Casino France, as the owner of approximately 99% of the capital stock of Casino USA, may be deemed to beneficially own such shares. The address of Casino USA is 524 Chapala Street, Santa Barbara, California 93101, and the address of Casino France is 24, rue de la Montat, 42008 St.-Etienne Cedex 2, France. Rallye, a publicly traded French joint stock corporation, holds owns more than 50% of the voting interest in Casino France. Mr. Jean-Charles Naouri, through intermediary companies, indirectly controls more than 50% of the voting interest in Rallye. This note (1) is based solely on Schedule 13D filed by Casino USA on July 22, 1998, and on information provided to the Company by Casino France.
(2) All information with respect to Baron Capital Group, Inc. ("BCG"), a holding company controlled by Ronald Baron, is based solely on Amendment No. 11 to Schedule 13D dated March 30, 1999, filed by BCG. Mr. Baron has sole voting and dispositive power over 15,000 shares held by him personally (or .06% of the outstanding shares) and shared voting and dispositive power over 5,260,020 shares (or 23.3% of the outstanding shares). Of the 260,020 shares, 3,657,000 shares are held for the account of BAMCO, Inc., a registered investment advisor controlled by Mr. Baron, and of this amount 3,350,000 are held for the account of Baron Asset Fund, a registered investment company advised by BAMCO, Inc., and 1,603,020 shares are held for the accounts of investment advisory clients of Baron Capital Management, Inc. ("BCM"), a registered investment company controlled by Mr. Baron. The address of BCG is 767 Fifth Avenue, 24th Floor, New York, New York 10153.
(3) Includes 6,000 shares held by the Institute for Management and Marketing Studies Trust of which Mr. Emmons is a beneficiary, 671,500 shares held by the Robert & Christine Emmons Family Trust, of which Mr. Emmons is the trustee and a beneficiary, 100,000 shares which Mr. Emmons has the obligation to acquire under the Stock Purchase Agreement, and options to purchase 200,000 shares which Mr. Emmons is entitled to exercise under the Equity Compensation Plan.

(4) Includes 450 shares held directly by Mr. Laverty's wife, which Mr. Laverty may be deemed to beneficially own.
(5) Includes shares which such persons have the right to acquire within 60 days pursuant to the exercise of outstanding stock options of which 7,500 shares each are attributable to Messrs. Bouchut, Crull, Gold and Plaskett.
(6) Includes shares held in profit sharing or IRA accounts for the benefit of the named individual or members of his immediate family.
(7) Shares held in family trust.

PROPOSAL TO APPROVE THE AMENDMENT OF THE LONG-TERM EQUITY COMPENSATION PLAN TO
 INCREASE BY 1,200,000 THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK FOR
     WHICH AWARDS MAY BE GRANTED FROM 1,270,000 SHARES TO 2,470,000 SHARES

  At the Annual Meeting there will be submitted to stockholders a proposal to amend the Company's Long-Term Equity Compensation Plan (the "Equity Compensation Plan") to increase by 1,200,000 the number of shares for which options may be granted from 1,270,000 to 2,470,000 shares. On February 18, 1999, the Board of Directors approved the proposed amendment to the Equity Compensation Plan, subject to stockholder approval. If the proposed amendment is not approved by the Company's stockholders it is automatically null and void. The Board approved the amendment to ensure that the Company will continue to be able to grant options to officers, key employees, and non-employee directors of the Company and its subsidiaries. The Equity Compensation Plan was approved by the stockholders at the 1997 annual meeting.

  As of the record date, under the Equity Compensation Plan, options to purchase an aggregate of 1,037,950 shares of its Common Stock have been granted, and restricted stock awards totaling 98,384 shares have been granted to 151 officers and key employees and two non-employee directors. There are approximately 133,216 shares of Common Stock available for future awards under the Equity Compensation Plan as of the record date. Also as of the record date, options to purchase an aggregate of 1,575,426 shares of common stock were outstanding under the Company's Stock Incentive Plan, and there were approximately 150,998 shares of common stock available for future awards under the Stock Incentive Plan. Certain information regarding options and restricted stock awards granted to the executive officers named in the Summary Compensation Table and to certain non-employee directors is set forth under "Executive Compensation" "Election of Directors--Compensation of Directors" above.

  Summary of Equity Compensation Plan. The following summary of certain principal features of the Equity Compensation Plan is qualified in its entirety by the complete text of the Equity Compensation Plan as proposed to be amended, is set forth in Appendix A to this Proxy Statement. As of April 1, 1999, the closing price of a share as reported on the New York Stock Exchange composite-transactions report was $9.5625.

  Purpose. The Equity Compensation Plan is intended to (i) optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders, (ii) provide Participants with an incentive for excellence in individual performance, (iii) promote team work among Participants, and (iv) provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants to make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

  General. The Equity Compensation Plan permits the granting of Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units and Performance Shares to eligible participants. The total number of Shares of the Company's common stock available for Awards to be granted under the Equity Compensation Plan is 1,270,000 Shares. In the event that options granted under the Equity Compensation Plan terminate or expire without being exercised, shares not purchased under such lapsed options will again become generally available to be issued on the exercise of additional options granted under the Equity Compensation Plan. The Company proposes to increase total number of shares available under this plan by 1,200,000 to 2,470,000 shares.

  Administration of the Equity Compensation Plan. The Equity Compensation Plan is administered by the Compensation Committee of the Company's Board of Directors. The Equity Compensation Plan does not require that the Committee members must qualify as "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"), or as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Equity Compensation Plan does require, however, in general terms,
(i) that at all times when Code Section 162(m) is applicable, all Awards granted under the Equity Compensation Plan shall comply with the requirements of Code Section 162(m) unless the Committee determines that such compliance is not desired with respect to any Award, and (ii) with respect to "Insiders," that transactions under the Equity Compensation Plan are intended to comply with all applicable conditions of Rule 16b-3. Subject to the terms of the Equity Compensation Plan, the Committee has the full power to select employees to participate in the Equity Compensation Plan, determine the sizes and types of Awards, determine the terms and conditions of Awards, construe and interpret the Equity Compensation Plan and any agreement; entered into under the Plan, establish, amend or waive any rules and regulations for the Equity Compensation Plan's administration and, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee. The Committee also has the discretion for making any adjustments in Awards, the Shares available for Awards and the numerical limitation for Awards to reflect any transactions such as stock splits or any merger or reorganization of the Company. The Board of Directors may amend or terminate the Equity Compensation Plan at any time and for any reason but, as required under Rule 16b-3, certain material amendments to the Equity Compensation Plan must be approved by the stockholders.

  Eligibility to Receive Awards. Any full-time active employee of the Company and its subsidiaries is eligible to be selected to receive one or more Awards. The Company and its subsidiaries currently have approximately 5,447 employees. The actual number of employees who will receive Awards under the Equity Compensation Plan cannot be determined because eligibility for participation in the Equity Compensation Plan is in the discretion of the Committee. Directors are also eligible for Awards under the Equity Compensation Plan.

  Options. The Committee may grant Non-qualified Stock Options and/or Incentive Stock Options (which are entitled to favorable tax treatment.) The number of shares covered by each Option will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options for more than 100,000 shares. The price of the shares of the Company's common stock subject to each Option is set by the Committee but cannot be less than 100% of the fair market value (determined on the date of grant of the shares covered by the Option. The Option Price of each Option must be paid in full at the time of exercise. The Committee may permit the Option Price to be paid in cash or through the tender of shares of the Company's common stock already owned by the Participant, or by a combination of cash and shares. The Committee may also allow the cashless exercise of an Option as permitted under Federal reserve Board's Regulation T, subject to applicable securities law restrictions or by any other means the Committee determines to be consistent with the Equity Compensation Plan's purposes and applicable law. Options become exercisable and terminate at the times and on the terms established by the Committee, but Options generally shall not be exercisable later than the 10th anniversary date of the grant.

  Stock Appreciation Rights. Stock Appreciation Rights ("SARs") may be granted as a separate Award or together with an Option. Upon exercise of a SAR, the participant will receive a payment from the Company equal to (1) the difference between the fair market value of a share on the date of exercise over the grant price multiplied by (2) the number of shares with respect to which the SAR exercised. The grant price of a free standing SAR equals the fair market value of a share on the date of grant of the SAR. The grant price of a Tandem SAR equals the Option Price of the related Option. SARs may be paid in cash or shares of the Company's common stock, as determined by the Committee. The number of shares covered by each SAR will be determined by the Committee, but during any fiscal year of the Company, no Participant may be granted SARs for more than 100,000 shares. The Committee also determines the other terms and conditions of each SAR. SARs expire at the same times established by the Committee but subject to the maximum time limits as are applicable to Options granted under the Equity Compensation Plan.

  Restricted Stock Awards. Restricted Stock Awards are shares of the Company's common stock which vest in accordance with terms established by the Committee in it discretion. For example, the Committee may provide the Restricted Stock will vest only if one or more performance goals are satisfied and/or only if the Participant remains employed with the Company for a specified period of time. Any performance measures may by applied on a Company-wide basis or an individual unit basis, as deemed appropriate in light of the Participant's specific responsibilities. The number of shares covered by each Award of Restricted Stock will be determined by the Committee, but during any fiscal year of the Company no participant may be granted Restricted Stock for more than 100,000 shares.

  Performance Units and Performance Shares. Performance Units and Performance Shares are amounts credited to a bookkeeping account established for the Participant. A Performance Unit has an initial value that is established by the Committee at the time of its grant. A Performance Share has an initial value equal to the fair market value of a share of the Company's common stock on the date of grant. Whether a Performance Unit or Performance Share actually will result in a payment to a Participant will depend upon the extent to which performance goals established by the Committee are satisfied. Performance measures may be chosen from among profits, net income (before or after tax), share price, earnings per share, return on assets, return on equity, operating income, return on capital, return on investment, shareholder return, sales, customer service, employee satisfaction or economic value added. The applicable performance goals (and all other terms and conditions of an Award of Performance Units or Performance Shares) will be determined in the discretion of the Committee. After a Performance Unit or Performance share has vested (that is, after the applicable performance goal or goals have been achieved), the Participant will be entitled to a payout of cash and/or common stock, as determined by the Committee not to exceed $2,000,000 for any one Participant in any fiscal year.

  Non-transferability of Awards. Awards granted under the Equity Compensation Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (except in the case of Restricted Stock) by will or by the applicable laws of dissent and distribution, provided that in the discretion of the Committee, a Participant's Award agreement, except in the case of an Incentive Stock Option, may provide otherwise.

  Change in Control. On the occurrence of a Change in Control, all Options and SARs granted become immediately exercisable, any restriction periods and restrictions imposed on Restricted Stock lapse and all target pay-out opportunities attainable under all outstanding Awards or Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire performance period as of the effective date in a Change in Control. In addition, the vesting of all Awards denominated in shares shall accelerate as of the effective date of a Change in Control and certain cash payments shall be made to Participants, with respect to the assumed achievement of performance goals, on a prorata basis. For purposes of the Equity Compensation Plan, a "Change in Control" means generally, either (1) any person acquires beneficial ownership of more than 35% of the Company's voting power, (2) during any two consecutive year period there is a change in those persons constituting a majority of the Board at the beginning of such period, or (3) a plan of complete liquidation, an agreement for the sale of substantially all the Company's assets or a merger, consolidation or reorganization of the Company involving current stockholders obtain at least 65% of the voting power of the Company (or surviving entity).

  Tax Aspects. Based on management's understanding of current federal income tax laws, the tax consequences of the grant of Options under the Equity Compensation Plan are as follows:

  A recipient of an Option or SAR granted under the Equity Compensation Plan will not have taxable income at the time of grant. Upon exercise of a Non-Qualified Stock Option or SAR, the Participant generally must recognize as taxable ordinary income an amount equal to the fair market value on the date of exercise of the shares exercised minus the Option Price or grant price. Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss.

  Upon exercise of an Incentive Stock Option, the Participant generally will not be required to recognize any taxable income on account of the exercise. Upon a later sale or other disposition of the shares, the Participant must recognize long-term capital gain or ordinary income, depending on the length of time the Participant has held the shares prior to sale.

  A Participant who receives Restricted Stock or Performance Units or Performance Shares will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares or units vest. Alternatively, the Participant may elect under Section 83(b) of the Code to be taxed at the time of receipt of the Restricted Stock or Performance Units or Performance Shares. In all cases, the amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, minus the amount, if any, paid for the shares.

  Any taxes required to be withheld must be paid by the Participant at the time of exercise. With respect to withholding required upon exercise of Options, Participants may elect, subject to the approval of the Committee, to satisfy tax withholding requirements in whole or in part, by having the Company withhold shares having a fair market value on the date that the tax is determined equal to the minimum statutory total tax which could be imposed on the transaction.

  The Company generally will be entitled to a tax deduction in connection with an Award made under the Equity Compensation Plan only to the extent that the Participant recognizes ordinary income from the Award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers.

  The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1million or qualifies for the Performance-Based Exception under Section 162(m). The Equity Compensation Plan has been designed so that the Committee, in its discretion may in the future make grants of Options and SARs which will qualify as Performance Based Compensation under Section 162(m).

  The proposed amendment to the Equity Compensation Plan is subject to the approval of the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and be present at the Annual Meeting. Abstention votes, unlike broker non-votes, are counted in determining the total number of votes cast on this proposal and thus have the effect of a vote against the proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE EQUITY COMPENSATION PLAN.

PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S NON-EMPLOYEE DIRECTOR STOCK
 PLAN TO (I) INCREASE BY 100,000 THE NUMBER OF SHARES OF THE COMPANY'S COMMON
   STOCK WHICH MAY BE GRANTED FROM 25,000 SHARES TO 125,000 SHARES; AND (II) CHANGE THE AMOUNT OF ANNUAL COMPENSATION PAYABLE IN THE COMPANY'S COMMON STOCK
              TO NON-EMPLOYEE DIRECTORS FROM $10,000 TO $15,000;

  At the Annual Meeting there will be submitted to stockholders a proposal to amend the Company's Non-Employee Director Stock Plan to (i) increase by 100,000 the number of shares of the Company's common stock which may be granted from 25,000 to 125,000 shares, and (ii) increase the amount of annual compensation payable to eligible non-employee directors from $10,000 to $15,000. This will have the effect of reducing the amount of cash compensation payable to the non-employee directors who serve during an entire fiscal year from $20,000 to $15,000.

  Under the Non-Employee Director Stock Plan, an award of shares is automatically made as of May 1 of each year to each non-employee director who is serving as such on the award date. For purposes of the Non-Employee Director Stock Plan, an eligible non-employee director is one who is a member of the Company's Board of Directors, who is not and has not been an employee of the Company or its direct or indirect subsidiaries and who is paid an annual cash retainer fee for his services as a director. For the 1999 grant, Messrs. Bouchut, Bourgier, Couvreux, Crull, Guichard, Gold, McLaughlin, Plaskett and Snollaerts would be considered eligible non-employee directors under the Non-Employee Director Stock Plan. Each share award currently comprises that number of shares equal to the quotient of $10,000 divided by the fair market value of a share on the award date as defined in the plan. Cash is paid in lieu of fractional shares. Any shares awarded must be held by such non-employee director for at least six months after the award date.

  On February 18, 1999, the Board of Directors approved the proposed amendments to the Non-Employee Director Stock Plan, subject to stockholder approval. If the proposed amendments is not approved by the Company's stockholders it is automatically null and void. The Board approved the proposed amendments to more closely link the compensation of its non-employee directors with the Board's goals and objectives to increase shareholder value.

  As of fiscal year end, the Company had distributed a total of 13,187 of the total number of 25,000 currently authorized shares. The principal purpose of the amendment is to increase the number of shares to accommodate the proposed $15,000 value target and the expected number of non-employee directors for a period of at least several years.

  Summary of Non-Employee Director Stock Plan. The following summary of certain principal features of the Non-Employee Director Stock Plan is qualified in its entirety by the complete text of the Non-Employee Director Stock Plan, which, as proposed to be amended, is set forth in Appendix B to this Proxy Statement. The text of the Non-Employee Director Stock Plan includes in boldfaced and underlined text the effect of the proposed amendments.

  The purpose of the Non-Employee Director Stock Plan is to promote the interests of the Company and its stockholders by (i) providing an incentive to those directors of the Company who are not employees of the Company or its subsidiaries to serve on the Board of Directors, and (ii) linking the personal interests of such directors with the interests of the stockholders in the continuing financial success of the Company. Ministerial aspects of the Non-Employee Director Stock Plan are administered by the Governance Committee of the Company's Board of Directors. However, notwithstanding the foregoing, the selection of the directors eligible to participate in, and the award of shares of the Company's Common Stock under, the Non-Employee Director Stock Plan are controlled entirely by automatic provisions or formulas contained in the Non-Employee Director Stock Plan.

  An award of shares is automatically made as of a specified award date to each non-employee director who is serving as such on the award date. For purposes of the Non-Employee Director Stock Plan, an eligible non-employee director is one who is a member of the Company's Board of Directors, who is not and has not been an employee of the Company or its direct or indirect subsidiaries and who is paid an annual cash retainer fee for his services as a director. No employees of the Company or its subsidiaries, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table above, are eligible to participate in the Non-Employee Director Stock Plan.

  The award date for award of shares is May 1 of each succeeding year in which the Non-Employee Director Stock Plan is in effect. Provided the proposed amendment concerning the amount of compensation paid to non-employee directors is approved, each share award commencing with the 2000 grant will comprise that number of shares equal to the quotient of $15,000 divided by the fair market value of a share on the award date. The fair market value of a share on the award date is equal to the closing price of a share as reported on the New York Stock Exchange composite-transactions report for the award date (or, if there is no trading on the New York Stock Exchange on the award date, then on the first previous date on which there was trading). As of April 1, 1999, the closing price of a share as reported on the New York Stock Exchange composite-transactions report was $9.5625. If, however, the award calculation would result in fractional shares, such awards would be rounded down to the nearest whole share number and cash would be paid in lieu of fractional shares; and, if at any time there would not be sufficient shares available under the Non-Employee Director Stock Plan to permit the award of shares to be made to all eligible non-employee directors, then the award of shares to be made to all such eligible non-employee directors would be reduced pro rata (to zero if necessary) so as to not exceed the number of shares available for award under the Non-Employee Director Stock Plan and cash would be paid in lieu of the difference. Any shares awarded must be held by such non-employee director at least six months after the award date.

  All awards of shares under the Non-Employee Director Stock Plan are in lieu of a portion of the annual cash retainer fees otherwise due to each eligible non-employee director in consideration of past services performed for the Company by such individuals. However, such awards of shares are not considered "covered compensation" for purposes of, and thus the award of such shares may not be deferred under, the Directors Deferred Compensation Plan.

  Shares awarded under the Non-Employee Director Stock Plan may be authorized but unissued shares or authorized and issued shares held in the Company's treasury or acquired by the Company for purposes of the Non-Employee Director Stock Plan. In the event that any shares awarded are newly issued by the Company, the non-employee director receiving such shares would be required to pay to the Company, in cash, an amount equal to the par value of such shares. The aggregate number of shares to be awarded under the Non-Employee Director Stock Plan may not currently exceed 25,000 shares (125,000 shares if the proposed amendment to the Non-Employee Stock Plan is authorized) of the Company's Common Stock. However, in the event of any change in the outstanding shares by reason of a recapitalization, stock dividend, stock split, split-up, combination or exchange of shares or any similar change affecting the Company's Common Stock, the Board is entitled to make appropriate and proportionate adjustments in the aggregate share limitation set forth above. No fractional shares may be issued as a result of any such adjustment.

  A non-employee director's rights and interests under the Non-Employee Director Stock Plan may not be assigned, hypothecated, encumbered or transferred, in whole or in part, whether directly, by operation of law or otherwise (except, in the event of his death, by will or the laws of descent and distribution). The Company is not required to register any shares awarded under the Non-Employee Director Stock Plan. The Company plans to register and list with the New York Stock Exchange the total amount of shares issued and authorized under the Non-Employee Director Stock Plan in the several months following the annual meeting.

  The Company's Board of Directors may from time to time amend or terminate the Non-Employee Director Stock Plan. However, no amendment may become effective without stockholder approval if such stockholder approval is required by law, rule or regulation. In addition, to the extent required under Rule 16b-3, as promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, the provisions of the Non-Employee Director Stock Plan may not be amended more than once every six months, except that there may be amendments to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder in effect from time to time. Except as otherwise stated in the Non-Employee Director Stock Plan or required by law, no amendment or termination of the Non-Employee Director Stock Plan shall materially and adversely alter or impair any right of any non-employee director with respect to any prior award of shares, without his written consent. Unless terminated earlier as provided above, the Non-Employee Director Stock Plan will terminate on February 22, 2005.

  The Non-Employee Director Stock Plan was approved by the stockholders of the Company at the 1996 Annual Meeting of Stockholders.

  The proposed amendment to the Non-Employee Director Stock Plan is subject to the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and be present at the Annual Meeting. Abstention votes, unlike broker non-votes, are counted in determining the total number of votes cast on this proposal and thus have the effect of a vote against the proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE PROPOSED AMENDMENTS TO THE NON-EMPLOYEE DIRECTOR STOCK PLAN.

                             SELECTION OF AUDITORS

  The Board of Directors of the Company has appointed Arthur Andersen LLP, independent public accountants, as auditors of the Company for the year ending January 2, 2000, and has further directed that management submit the selection of auditors for ratification by the stockholders at the Annual Meeting. If the selection is not ratified, the Board will select other independent accountants. Arthur Andersen LLP has audited the Company's financial statements for the past thirteen years. This firm will have representatives at the Annual Meeting, who will have an opportunity to make a statement and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE COMPANY'S YEAR ENDING JANUARY 2, 2000.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders for fiscal year 1998 is being mailed to all stockholders. Any stockholder who has not received a copy may obtain one by writing to the Company.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, FOR THE YEAR ENDED JANUARY 3, 1999 (EXCLUSIVE OF EXHIBITS THERETO), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST OF ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK ON MARCH 31, 1999. ANY SUCH REQUEST SHALL BE IN WRITING AND ADDRESSED TO THE SECRETARY OF THE COMPANY, 600 CITADEL DRIVE, CITY OF COMMERCE CALIFORNIA 90040, TELEPHONE NUMBER (323) 869-7500.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

  The Company's Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Bylaws also specify certain requirements for a stockholder's notice to be in proper written form.

  A proposal by a stockholder intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices by December 11, 1999, to be included in the Proxy Statement for that Meeting, and all other conditions for such inclusion must be satisfied.

                                 OTHER MATTERS

  The Company knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matter in their discretion.

                            SOLICITATION OF PROXIES

  The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive any compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Donald G. Alvarado
                                          Secretary

April 9, 1999

                                  APPENDIX A

                              SMART & FINAL INC.

                      LONG-TERM EQUITY COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

  1.1. Establishment of the Plan. Smart & Final Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Smart & Final Inc. Long-Term Equity Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

  The Plan shall become effective as of February 21, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

  1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

  1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after December 31, 2006.

ARTICLE 2. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

  2.1. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

  2.2. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

  2.3. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.4. "Board" or "Board of Directors" means the Board of Directors of the Company.

  2.5. "Change in Control" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Section 2.5 as constituting a Change in Control.

  A Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

    (a) Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than thirty-five percent (35%) of the combined voting power of the Company's then outstanding securities; or

    (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

    (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the voting equity securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the continuing Nonemployee Directors).

  2.6. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  2.7. "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

  2.8. "Company" means Smart & Final Inc., a Delaware corporation, including any and all Subsidiaries, and any successor thereto as provided in Article 18 herein.

  2.9. "Director" means any individual who is a member of the Board of Directors of the Company.

  2.10. "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

  2.11. "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

  2.12. "Employee" means any full-time, active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

  2.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.14. "Fair Market Value" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

  2.15. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

  2.16. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

  2.17. "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

  2.18. "Named Executive Officer" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
Section 162(m), or any successor statute.

  2.19. "Nonemployee Director" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

  2.20. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

  2.21. "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.22. "Option Price" or "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.23. "Participant" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.

  2.24. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

  2.25. "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

  2.26. "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

  2.27. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

  2.28. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.29. "Restricted Stock" means an Award granted to a Participant pursuant to
Article 8 herein.

  2.30. "Retirement" shall have the meaning ascribed to such term in the Company's tax-qualified retirement plan.

  2.31. "Shares" means the shares of common stock of the Company.

  2.32. "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

  2.33. "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest (including all division, affiliates, and related entities).

  2.34. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

  3.1. The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

  3.2. Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law, the Committee may delegate its authority as identified herein.

  3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

  4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be two million four hundred seventy thousand (2,470,000). The Compensation Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan.

  Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

    (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be one hundred thousand (100,000).

    (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be one hundred thousand (100,000).

    (c) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be one hundred thousand (100,000) Shares.

    (d) Performance Shares/Performance Units: The maximum aggregate payout with respect to Awards of Performance Shares or Performance Units granted in any one fiscal year to any one Participant shall be the value of two million dollars ($2 million) at the end of the Performance Period.

  4.2. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  5.1. Eligibility. Persons eligible to participate in this Plan include all Employees and members of the Board of the Company and its subsidiaries.

  5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

  6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

  6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code
Section 422.

  6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

  6.4. Duration of Options. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

  6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

  6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and
(b).

  The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

  Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

  6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.8. Termination of Employment. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination of employment.

  6.9. Nontransferability of Options.

    (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

    (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

  7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

  The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

  7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

  Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

  7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

  7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

  7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

  7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

    (b) The number of Shares with respect to which the SAR is exercised.

  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

  7.7. Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and/or its subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

  7.8. Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

  8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Shares of Restricted Stock may be granted in connection with payouts under other compensation programs of the Company.

  8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

  8.3. Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

  8.4. Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

  The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

  Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

  8.5. Voting Rights. uring the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

  8.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

  8.7. Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall occur at the time they otherwise would have, but for the employment termination.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

  9.1. Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

  9.2. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

  9.3. Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

  9.4. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

  9.5. Termination of Employment Due to Death, Disability, or
Retirement. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee in its discretion.

  Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

  9.6. Termination of Employment for Other Reasons. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

  9.7. Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 10. PERFORMANCE MEASURES

  Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among profits, net income (either before or after taxes), share price, earnings per share, return on assets, return on equity, operating income, return on capital, return on investment, shareholder return, sales, customer service, employee satisfaction, or economic value added.

  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

ARTICLE 11. BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12. DEFERRALS

  The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF EMPLOYEES

  13.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

  13.2. Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14. CHANGE IN CONTROL

  14.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

    (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

    (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;

    (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of all relevant performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control.

  14.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

  15.1. Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

  15.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

  15.3. Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

  15.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16. WITHHOLDING

  16.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

  16.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17. INDEMNIFICATION

  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS

  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19. LEGAL CONSTRUCTION

  19.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  19.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  19.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  19.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  19.5. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.

                                  APPENDIX B

                              SMART & FINAL INC.

                       NON-EMPLOYEE DIRECTOR STOCK PLAN

1. PURPOSE

  The purpose of this Smart & Final Inc. Non-Employee Director Stock Plan (this "Plan") is to promote the interests of the Company and its stockholders by (i) providing an incentive to those directors of the Company who are not employees of the Company or its subsidiaries to serve on the Board of Directors of the Company, and (ii) linking the personal interests of such directors with the interests of the stockholders in the continuing financial success of the Company.

2. DEFINITIONS

  For purposes of this Plan, each term set forth in this Section 2 shall have the meaning set forth opposite such term and, when the defined meaning is intended, the term is capitalized.

  2.1 "Award Date" means, for purposes of the initial award of Shares under this Plan, May 10, 1996 and, thereafter, May 1 of each succeeding year in which this Plan is in effect.

  2.2 "Board" means the Board of Directors of the Company.

  2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  2.4 "Company" means Smart & Final Inc., a Delaware corporation.

  2.5 "Director" means any person who is a member of the Board.

  2.6 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  2.7 "Fair Market Value of a Share on the Award Date" means the closing price of a Share as reported on the New York Stock Exchange composite-transactions report for the Award Date (or, if there is no trading on the New York Stock Exchange on the Award Date, then on the first previous date on which there was trading).

  2.8 "Non-Employee Director" means any Director who is not and has not been an employee of the Company or its direct or indirect subsidiaries and who is paid an annual cash retainer fee for his or her services as a Director.

  2.9 "Plan" means this Smart & Final Inc. Non-Employee Director Stock Plan, as the same may be amended from time to time.

  2.10 "Plan Committee" means the Governance Committee of the Board, or any successor committee of the Board which the Board appoints to administer this Plan.

  2.11 "Rule 16b-3" means Rule 16b-3 as promulgated under Section 16(b) of the Exchange Act, or any successor provisions thereto.

  2.12 "Share(s)" mean share(s) of Stock.

  2.13 "Stock" means the Common Stock, par value $.01 per share, of the Company.

3. SHARES AVAILABLE FOR AWARD

  Shares awarded under this Plan may be authorized but unissued Shares or authorized and issued shares held in the Company's treasury or acquired by the Company for purposes of this Plan. The aggregate number of

Shares to be awarded under this Plan shall not exceed 125,000 shares, provided, however, in the event of any change in the outstanding Shares by reason of a recapitalization, stock dividend, stock split, split-up, combination or exchange of shares or any similar change affecting the Stock, the Board (whose determination shall be conclusive) shall make appropriate and proportionate adjustments in the aggregate share limitation set forth in the immediately preceding clause. No fractional Shares shall be issued under this Plan as a result of any adjustment made under this Section 3.

4. AUTOMATIC AWARD OF SHARES

  An award of Shares shall be automatically made on the Award Date to each Non-Employee Director who is serving as such on the Award Date. Each award shall comprise that number of Shares equal to the quotient of $15,000 divided by the Fair Market Value of a Share on the Award Date; provided, however, if this award calculation results in fractional Shares, such awards shall be rounded down to the nearest whole Share number and cash shall be paid in lieu of fractional shares, and provided, further, if at any time there are not sufficient Shares available under this Plan to permit the award of Shares to be made to all Non-Employee Directors eligible therefor, then the award of Shares to be made to all such eligible Non-Employee Directors under this
Section 4 shall be reduced pro rata (to zero if necessary) so as to not exceed the number of Shares available for award under this Plan and cash shall be paid in lieu of the difference. In the event that any Shares awarded under this Section 4 are newly issued by the Company, the Non-Employee Director receiving such Shares shall pay to the Company, in cash, an amount equal to the par value of such Shares. Any Shares awarded under this Plan must be held by such Non-Employee Director at least six months after the Award Date or, in the case of Shares awarded on May 10, 1996, six months after the date of the stockholder approval of this Plan, as described in Section 7.1 of this Plan.

5. NATURE OF PAYMENTS

  All awards of Shares under this Plan shall be in lieu of a portion of the annual cash retainer fees otherwise due to each eligible Non-Employee Director in consideration of past services performed for the Company by such Non-Employee Directors; provided, however, that such awards of Shares shall not be deemed to constitute "covered compensation" for purposes of the Smart & Final Directors Deferred Compensation Plan.

6. ADMINISTRATION

  The Plan Committee shall administer this Plan in accordance with its provisions and shall interpret this Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of this Plan and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in this Plan. The Plan Committee shall act by a majority of its members by vote in a meeting or by written instrument signed by a majority of its members. Any interpretation, determination, or other action made or taken by the Plan Committee shall be final and binding upon all Non-Employee Directors and all other persons. Neither the Plan Committee members nor the Directors, officers or employees of the Company shall be under any duty to provide to any Non-Employee Director or any other person tax or legal advice concerning any matter relating to this Plan. Members of the Plan Committee shall serve without additional compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of this Plan shall be borne by the Company. No Plan Committee member shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all such persons shall be fully protected by the Company with respect to any such action, determination or interpretation.

7. EFFECTIVE DATE AND DURATION

  7.1 Adoption of this Plan. This Plan was adopted by the Board effective as of February 22, 1996, subject to the approval of the stockholders of the Company at the 1996 annual meeting of stockholders. This Plan shall be automatically null and void in the event that such stockholder approval is not so obtained in accordance with the applicable laws of the State of Delaware.

  7.2 Term. Unless terminated earlier as provided herein, this Plan shall terminate on February 22, 2005. No award of Shares shall be made after the date this Plan terminates; provided, however, the applicable terms and conditions of this Plan, and any terms and conditions applicable to any award of Shares made prior to the date this Plan terminates, shall survive the termination of this Plan.

  7.3 Amendment and Termination. The Board may from time to time amend, modify, suspend or terminate this Plan; provided, however, that no amendment or modification of this Plan shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation, and provided, further, to the extent required under Rule 16b-3, the provisions of this Plan shall not be amended or modified more than once every six months, except that the foregoing clause shall not preclude any amendment or modification to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder in effect from time to time. Except as otherwise stated in this Plan or required by law, no amendment, modification, suspension or termination of this Plan shall materially and adversely alter or impair any right of any Non-Employee Director with respect to any prior award of Shares, without the written consent of such Non-Employee Director.

  7.4 Reformation to Comply with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with the applicable provisions of Rule 16b-3 in connection with any award of Shares to a Non-Employee Director. Accordingly, if any provision of this Plan does not comply with the requirements of Rule 16b-3 as then applicable to such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Non-Employee Director shall avoid liability under Section 16(b).

8. MISCELLANEOUS

  8.1 Investment Representation. By his or her receipt of an award of Shares under this Plan, a Non-Employee Director will be deemed to have represented and warranted to the Company that the Shares being acquired are being acquired for investment and not for resale or with a view to the distribution thereof.

  8.2 Compliance With Laws and Regulations. This Plan, any Shares awarded under this Plan, and the obligations of the Company to issue or deliver Shares shall be subject to all applicable federal and state laws, rules and regulations and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any Shares either (i) prior to (a) the listing of such Shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such Shares which is required under any federal or state law, or any ruling or regulation of any government body, and which the Company shall, in its sole discretion, determine to be necessary or advisable; or (ii) until exemptions from such registration and qualification requirements are established to the reasonable satisfaction of the Company and its counsel. The Company may, in order to insure that resales are made in compliance with all applicable federal or state law, imprint a legend on certificates representing such Shares to the effect that the Shares may not be resold in the absence of compliance with the applicable restrictions or a determination that no restrictions are applicable.

  8.3 Non-transferability. A Non-Employee Director's rights and interests under this Plan may not be assigned, hypothecated, encumbered or transferred, in whole or in part, whether directly, by operation of law or otherwise (except, in the event of the death of a Non-Employee Director, by will or the laws of descent and distribution). Without limiting the generality of the foregoing, no rights or interests of any Non-Employee Director under this Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process.

  8.4 No Rights to Directorship. Nothing in this Plan or in any action taken under this Plan shall confer upon any Non-Employee Director any right to continued or future service on the Board and shall not interfere with or limit in any way the right of the stockholders to remove any Non-Employee Director from his position as a Director. Participation under this Plan does not constitute an employment contract between any Non-Employee Director and the Company or any of its direct or indirect subsidiaries.

  8.5 Certain Corporate Transactions. Nothing in this Plan shall in any way prohibit the Company from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence.

  8.6 Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to establish any special fund or to make any segregation of assets to assure the award or delivery of Shares under this Plan. To the extent that a Non-Employee Director or any other person acquires a right to receive an award pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

  8.7 Taxes. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to, or to otherwise require payment from, a Non-Employee Director of an amount sufficient to cover any federal, state, local or foreign taxes required to be withheld with respect to any award of Shares under this Plan. The Company shall have the further right to require that a Non-Employee Director furnish any information deemed necessary by the Company to meet any tax reporting obligations before delivering any Shares pursuant to this Plan.

  8.8 Headings. The Section and other headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

  8.9 Governing Law. The validity and construction of this Plan and any action taken under this Plan shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of Delaware.

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PROXY                         SMART & FINAL INC.                          PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Martin A. Lynch and Donald G. Alvarado, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned and vote as directed on the reverse hereof all shares of Common Stock, $.01 par value per share, of Smart & Final Inc. (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 11, 1999, or any adjournment thereof, and in their discretion upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.


                          (Continued on reverse side)

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                          -- FOLD AND DETACH HERE --

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
NOMINEES FOR DIRECTOR AND THE FOLLOWING PROPOSALS.
                                                             Please mark
                                                             your votes [X]
                                                             like this

1. Election of Directors
 Nominees: Timm F. Crull, Ross E. Roeder and Joel-Andre Ornstein

                             FOR                WITHHOLD AUTHORITY
                      all nominees listed        to vote for all
                      below (except as           nominees listed
                       indicated below)              below
                            [_]                       [_]



(INSTRUCTION: To withhold authority to vote for any individual, cross his name out above.)

2. Proposal to amend the Company's Long-Term Equity Compensation Plan to increase by 1,200,000 the number of shares which may be awarded under the Plan from 1,270,000 to 2,470,000 shares:

                 FOR  AGAINST  ABSTAIN
                 [_]    [_]     [_]

3. Proposal to amend the Company's Non-Employee Director Stock Plan to (i) increase by 100,000 the number of shares which may be awarded under the Plan from 25,000 to 125,000 shares; and (ii) change the amount of compensation payable in the Company's common stock to non-employee directors from $10,000 to $15,000:

                 FOR  AGAINST  ABSTAIN
                 [_]    [_]     [_]

4. Proposal to ratify the selection of Arthur Andersen LLP, as the Company's
Auditors:


                 FOR  AGAINST  ABSTAIN
                 [_]    [_]     [_]






THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND, IF NO DIRECTIONS ARE GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND ALL OF THE PROPOSALS.


Signature _______________________________   Date _________________________, 1999

Signature _______________________________   Date _________________________, 1999
Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, set forth your full title. When shares are held in more than one name, both parties should sign. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.
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

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                               Admission Ticket

                          [LOGO OF SMART & FINAL(R)]


                      1999 Annual Meeting of Stockholders

                             Tuesday, May 11, 1999
                                   10:00 AM

                     Smart & Final Corporate Headquarters
                               600 Citadel Drive
                      City of Commerce, California 90040

PLEASE ADMIT                                                   Non-Transferable


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                          [LOGO OF SMART & FINAL(R)]




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